UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12
LIBERTY GLOBAL LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 3, 2024

Dear Shareholder:

You are invited to attend the 2024 Annual General Meeting of Shareholders of Liberty Global Ltd. to be held at 4:00 p.m. Atlantic time (3:00 p.m. Eastern time), on Tuesday, May 21, 2024, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda.

The accompanying notice of the annual general meeting of shareholders and proxy statement describes the meeting, the proposals you will be asked to consider and vote upon and related matters.

Your vote is important, regardless of the number or class of shares you own. Whether or not you plan to attend the 2024 Annual General Meeting, please read the enclosed proxy materials and vote as soon as possible to make sure that your shares are represented. You may vote via the internet or, if you receive a printed copy of your proxy materials, you may vote by mail by promptly signing, dating and returning your proxy card in the envelope provided.

Thank you for your continued support and interest in our company.

Sincerely,

Michael T. Fries

President and Chief Executive Officer

Liberty Global Ltd.

LIBERTY GLOBAL LTD.

Notice of Annual General Meeting of Shareholders

to be Held May 21, 2024

The 2024 Annual General Meeting of Shareholders (the AGM) of Liberty Global Ltd. (Liberty Global) will be held at 4:00 p.m. Atlantic time (3:00 p.m. Eastern time), on Tuesday, May 21, 2024, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda. At the Annual General Meeting, our shareholders will consider and vote on the following proposals:

1.

A proposal (which we refer to as the director election proposal) to elect John C. Malone, Michael T. Fries, Paul A. Gould and Larry Romrell to serve as Class II members of our board of directors until the 2027 Annual General Meeting of Shareholders or until one or more of their successors in interest is appointed.

2.	A proposal (which we refer to as the auditor ratification proposal) to ratify the selection of KPMG LLP as Liberty Global’s independent auditor for the year ending December 31, 2024.

Please refer to the proxy statement for detailed information on each of these proposals. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved both proposals and recommends that the shareholders entitled to vote at the AGM vote “FOR” both proposals. No shareholder has proposed, in accordance with section 21 of our bye-laws any additional resolutions to be brought before the AGM.

The director election proposal and the auditor ratification proposal each require the affirmative vote of the holders of a majority of the combined voting power of the voting shares present in person or represented by proxy at the AGM and entitled to vote on the election of directors at the AGM, voting together as a single class, assuming a quorum is present.

PROXY VOTING METHODS

Vote by Internet	Visit www.envisionreports.com/lgip. You will need the individual identifying number included on your proxy card, voting instruction form or notice.

Vote by Mail	Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.

Vote by Phone	Call the number located on your proxy card.

Attend the Meeting in Person

All shareholders of Liberty Global are invited to attend the AGM.

All shareholders of record of Liberty Global Class A common shares or Liberty Global Class B common shares (collectively, the voting shares) as of 6:00 p.m. Atlantic Time (5:00 p.m. Eastern Time) on March 28, 2024, the record date for the AGM, are entitled to notice of the AGM or any adjournment thereof and are entitled to vote at the AGM or any adjournment thereof. These holders will vote together as a single class on each proposal. Liberty Global Class C common shareholders are not entitled to any voting powers, except as required by applicable law, and may not vote on the proposals to be presented at the AGM.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible, whether or not you plan to attend the AGM. You may vote by proxy either over the internet, by phone or by requesting a proxy card to complete, sign and promptly return in the postage-paid envelope (if mailed in the U.S.).

If you vote via the internet, your vote must be received by 7:00 a.m. Atlantic time (6:00 a.m. Eastern time), on May 21, 2024. You may revoke your proxy in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

Bryan H. Hall

Secretary

April 3, 2024

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING, PLEASE VOTE VIA THE INTERNET OR BY PHONE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

LIBERTY GLOBAL LTD.

a Bermuda exempted company

Clarendon House, 2 Church Street,

Hamilton HM 11, Bermuda

(303) 220-6600

PROXY STATEMENT FOR THE

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to holders of record as of 6:00 p.m. Atlantic Time (5:00 p.m. Eastern Time) on March 28, 2024, of Class A common shares or Class B common shares, each with nominal value $0.01 per share, of Liberty Global Ltd., a Bermuda exempted company limited by shares (Liberty Global), in connection with our board of directors soliciting your proxy to vote at our 2024 Annual General Meeting of Shareholders (the AGM) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the Meeting Notice). Liberty Global Class C common shareholders are not entitled to any voting powers, except as required by applicable law, and may not vote on the proposals to be presented at the AGM. Under Bermuda law, holders of a company’s common shares are referred to as “members,” but for convenience, they are referred to in this proxy statement as “shareholders.”

As permitted by the SEC’s rules and regulations in the United States (U.S.), instead of mailing a printed copy of our proxy materials, including the form of proxy card and our annual report to each shareholder of record, we are furnishing our proxy materials and annual report to our shareholders over the internet. It is anticipated that the Notice of Internet Availability of Proxy Materials (the Internet Notice) will be first mailed to our shareholders on or about April 9, 2024. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials or annual report, unless specifically requested.

Voting Matters and Board Recommendations

Set forth below is a brief summary of the proposals to be voted on at the AGM. Because this is a summary, we encourage you to read the full proxy statement for all the details. The board of directors recommends that the holders of our Liberty Global Class A common shares and Liberty Global Class B common shares (collectively, the voting shares) vote “FOR” each of the following proposals:

Proposal	Issue	Board Recommendation
1 (Director Election Proposal)	Election of Directors • John C. Malone • Michael T. Fries • Paul A. Gould • Larry Romrell	FOR

2 (Auditor Ratification Proposal)	Ratification of KPMG as Independent Auditor	FOR

No shareholder has proposed, in accordance with section 21 of our bye-laws, any additional resolutions to be brought before the AGM.

The AGM may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on the proposals.

QUESTIONS AND ANSWERS ABOUT THE AGM AND VOTING

The questions and answers below highlight only selected information about the AGM and how to vote your shares. You should read carefully the entire proxy statement before voting.

When and where is the AGM?

The AGM will be held at 4:00 p.m. Atlantic time (3:00 p.m. Eastern time), on Tuesday, May 21, 2024, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda.

What is the record date for the AGM?

The “record date” for the AGM is 6:00 p.m. Atlantic Time (5:00 p.m. Eastern Time) on March 28, 2024.

What is the purpose of the AGM?

The purpose of the AGM is to consider and vote on each of the proposals listed in the Meeting Notice and more fully described in this proxy statement. The proposals in the Meeting Notice are the only items to be acted upon at the AGM. In the event there is a proposal to adjourn or postpone the AGM, the officers designated as proxies will have discretion to vote on such resolution, unless the proposal is to adjourn or postpone the AGM for the purpose of soliciting additional proxies.

What are the requirements to elect the directors and approve each of the other proposals?

Election of the slate of directors set forth in the director election proposal requires the affirmative vote of the holders of a majority of the combined voting power of our voting shares that are present in person or represented by proxy at the AGM and entitled to vote on the subject matter, voting together as a single class.

Approval of the auditor ratification proposal requires the affirmative vote of the holders of a majority of the combined voting power of our voting shares that are present in person or represented by proxy at the AGM and entitled to vote on the subject matter, voting together as a single class.

If the auditor ratification proposal fails to receive the required affirmative vote of the majority of those present in person or represented by proxy at the AGM solely by reason of broker non-votes or abstentions, the Board will nevertheless take note of the positive indication given by the receipt of an affirmative majority of the votes cast and proceed accordingly.

How many votes do shareholders have at the AGM?

Only holders of record of our voting shares as of the record date are entitled to vote at our AGM. As of the record date, we expect to have outstanding and entitled to vote at the meeting approximately 172,151,289 Liberty Global Class A shares and 12,988,658 Liberty Global Class B shares. Our voting shares are our only voting common shares and will vote together as a single class on all matters presented at our AGM. Each Liberty Global Class A share has one vote, and each Liberty Global Class B share has ten votes on each proposal detailed in this proxy statement. The Liberty Global Class C shares are non-voting, except where otherwise required by applicable law and our bye-laws.

As of the record date, we expect to have approximately 30,820 record holders of Liberty Global Class A shares and 47 record holders of Liberty Global Class B shares. These amounts do not include the number of shareholders whose common shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a shareholder of record and the proxy materials or the Internet Notice are being sent directly to you by Liberty Global. If your shares are held in the name of a broker, bank or other nominee, you are a beneficial owner of the shares held in street name and the proxy materials or the Internet Notice are being made available or forwarded to you by your broker, bank or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions on the proxy card or Internet Notice.

What do shareholders need to do to vote on the proposals?

Voting on the proposals will be by a poll. If you are a shareholder of record, then, after carefully reading and considering the information contained in this proxy statement, you may appoint a proxy to vote on your behalf. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy to vote over the internet. When you log onto the internet website address, you will receive instructions on how to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy. If you receive a paper copy of the proxy materials, you may also follow the instructions contained therein to submit a proxy and to vote either by submitting a paper proxy or over the internet.

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee as to how to vote your shares or when granting or revoking a proxy.

To be valid, the submission of a proxy via the internet must be received by 7:00 a.m. Atlantic Time (6:00 a.m. Eastern Time) on May 21, 2024.

How do I vote my shares that are held in our 401(k) Plan

If you hold Liberty Global Class A shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the 401(k) Plan), which plan is for employees of our subsidiary, Liberty Global, Inc. (LGI), the trustee for such plan is required to vote your Liberty Global Class A shares as you specify. To allow sufficient time for the trustee to vote your Liberty Global Class A shares, your voting instructions must be received by 1:00 a.m. Atlantic Time (12:00 a.m. Eastern Time) on May 15, 2024. To vote such shares, please follow the instructions provided by the trustee for such plan.

What if I do not specify a choice for a proposal in my proxy?

All voting shares properly voted via the internet at or prior to 7:00 a.m. Atlantic Time (6:00 a.m. Eastern Time) on May 21, 2024, and all voting shares represented by properly executed paper proxies received prior to or at the AGM and, in each case, not revoked, will be voted in accordance with the instructions so provided. If you are a shareholder of record and no specific instructions are given, the voting shares represented by a properly executed proxy will be voted in favor of each of the proposals, as listed in the Meeting Notice.

If you are a beneficial owner, your broker, bank or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and vote on non-routine matters. The auditor ratification proposal is considered routine, and your broker, bank or other nominee may, at their discretion, vote on the auditor ratification proposal without instructions from you. The director election proposal is considered a non-routine matter and thus your broker, bank or other nominee may not vote on this proposal without instructions from you.

What if I respond and indicate that I am abstaining from voting?

A properly submitted proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of common shares represented and entitled to vote at the meeting, will not be treated as votes cast at the AGM. Accordingly, an abstention will not be taken into account in determining the outcome on any of the proposals.

Can I change my vote?

You may revoke (i.e., terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated and signed paper proxy or by attending the meeting and voting in person. Attendance at the AGM will not, in itself, constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global Ltd. Attention: Secretary, 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, United States, at or before the start of the AGM. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than 7:00 a.m. Atlantic Time (6:00 a.m. Eastern Time), on May 21, 2024. If your common shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

All voting shares that have been properly voted and not revoked will be voted at the AGM.

What are “broker non-votes” and how are they treated?

A broker non-vote occurs when common shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the common shares on a particular proposal. Common shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting but will be deemed common shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of common shares represented and entitled to vote on a particular matter. Broker non-votes will have no effect on the election of each director nominee because this proposal requires a majority of the combined voting power of the voting shares present in person or represented by proxy at the AGM and a non-vote is not counted as a vote for this proposal. Brokers have discretion to direct the voting of shares on the auditor ratification proposal if it has not received voting instructions from the beneficial owner, and as a result, broker non-votes should not occur with respect to the auditor ratification proposal.

Who may attend, and who may vote at, the AGM?

All shareholders of Liberty Global may attend the AGM. Only holders of record of our voting shares, as of 6:00 p.m Atlantic Time (5:00 p.m. Eastern Time), on March 28, 2024, the record date for the AGM, are entitled to vote at the AGM or any adjournment thereof. Holders of Liberty Global Class C shares will not be entitled to vote on any of the resolutions.

If you are a shareholder of record of our voting shares, you have the right to attend, speak and vote in person at the meeting. Any corporation that is a shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Liberty Global. If you are a beneficial owner, you may also attend and speak at the meeting. You may not, however, vote your shares held in street name unless you obtain a “proxy” from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the AGM.

Notwithstanding the foregoing, we recommend that you vote by proxy in advance of the AGM even if you plan to attend the AGM in person (note that you may change your vote at the AGM as provided in this proxy statement).

What constitutes a quorum at the AGM?

The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the AGM is necessary to constitute a quorum at the AGM.

How can I request paper copies of the proxy materials?

If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials and our annual report please follow the instructions for requesting such materials included in the Internet Notice.

May I choose the method in which I receive future proxy materials?

If you are a shareholder of record, you may receive future notices, annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare-na.com/green. You may also sign up when you vote by internet at www.envisionreports.com/LGIP and follow the prompts. Once you sign up, you will no longer receive a printed copy of the notices, annual reports and proxy materials, unless you request them. You may suspend electronic delivery of the notices, annual reports and proxy materials at any time by contacting our transfer agent, Computershare, +1 (888) 218-4391 if in the U.S. and +1 (781) 575-3919 if outside the U.S.

If you are a beneficial owner, you may request electronic access by contacting your broker, bank or other nominee.

What is “householding”?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Internet Notice or the proxy materials, as the case may be. This means that only one copy each of the Internet Notice or the proxy materials, as the case may be, is being sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Internet Notice or proxy materials to you if you call, email or mail our Investor Relations Department, + 1 (303) 220-6600 or ir@libertyglobal.com or Liberty Global Ltd., attention: Investor Relations Department, 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above telephone number, email address or mailing address.

Who will pay for the cost of this proxy solicitation?

We will solicit the proxies and will pay the entire cost, if any, for such solicitation. Our directors, officers and employees may solicit proxies by mail, email, telephone or in person. These persons will receive no additional compensation for such services. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $25,000, plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of common shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please call Liberty Global Investor Relations at +1 (303) 220-6600 or contact Innisfree M&A Incorporated, who is acting as proxy solicitation agent for the AGM, at +1 (877) 825-8906 (within the U.S. and Canada) or +1 (412) 232-3651. Banks and brokers may call collect at +1 (212) 750-5833.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the notes to the tables below, the security ownership information is given as of March 21, 2024 and, in the case of percentage ownership information, is based upon (1) 172,149,226 Liberty Global Class A shares, (2) 12,988,658 Liberty Global Class B shares and (3) 191,108,618 Liberty Global Class C shares, in each case, outstanding on that date. Beneficial ownership of our Liberty Global Class C shares is set forth below only to the extent known by us or ascertainable from public filings. Our Liberty Global Class C shares are, however, non-voting and, therefore, in the case of voting power, are not included.

Common shares issuable on or within 60 days after March 21, 2024, upon exercise of options or share appreciation rights (SARs), vesting of restricted share units (RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Liberty Global Class B shares, although convertible on a one-for-one basis into our Liberty Global Class A shares, is reported as beneficial ownership of our Liberty Global Class B shares only, and not as beneficial ownership of our Liberty Global Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our common shares beneficially owned by each person or entity known by us to own more than 5% of any class of our outstanding voting shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the common shares indicated as beneficially owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,512,035	(1)(2)	2.6%	30.6%
c/o Liberty Global Ltd.	Liberty Global Class B	8,787,373	(3)(4)	67.7%
Clarendon House, 2 Church Street	Liberty Global Class C	18,018,261	(1)(2)(3)	9.4%
Hamilton HM 11, Bermuda

Michael T. Fries	Liberty Global Class A	1,077,138	(5)(6)(7)	*	9.9%
c/o Liberty Global Ltd.	Liberty Global Class B	2,879,443	(4)	22.2%
Clarendon House, 2 Church Street	Liberty Global Class C	2,304,187	(5)(6)(7)	1.2%
Hamilton HM 11, Bermuda

Robert R. Bennett	Liberty Global Class A	208	(8)	*	3.3%
c/o Liberty Media Corporation	Liberty Global Class B	981,873	(8)	7.6%
12300 Liberty Boulevard
Englewood, CO 80112

Artisan Partners Limited Partnership	Liberty Global Class A	14,141,397	(9)	8.2%	4.7%
875 East Wisconsin Avenue,
Suite 800
Milwaukee, WI 53202

Harris Associates L.P.	Liberty Global Class A	15,342,486	(10)	8.9%	5.1%
111 S. Wacker Drive,
Suite 4600
Chicago, IL 60606

*	Less than one percent.

(1)	Includes 174,821 Liberty Global Class A shares and 798,591 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 88,799 Liberty Global Class A shares and 1,394,702 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, March 21, 2024.

(3)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held by the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(4)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(5)

Includes 185,522 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2023, without subtraction of additional shares for withholding tax obligations, and also includes 32,619 Liberty Global Class A shares and 157,271 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days March 21, 2024, assuming exercise and net settlement at the closing sale price on March 21, 2023 (LBTYA: $17.13 and LBTYK: $17.83), and without subtraction of additional shares for withholding tax obligations.

(6)	Includes 1,977 Liberty Global Class A shares and 15,487 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(7)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust.

(8)

The number of Liberty Global Class A shares and Liberty Global Class B shares is based upon a Form 8.3 dated November 4, 2015, submitted by Mr. Bennett pursuant to the U.K. Takeover Code. Of the shares reported, a Schedule 13D/A filed by Mr. Bennett on March 6, 2014, shows Mr. Bennett and his spouse jointly owning 749,539 Liberty Global Class B shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Liberty Global Class B shares.

(9)

The number of Liberty Global Class A Shares is based upon the Schedule 13G/A (Amendment No. 2) for the year ended December 31, 2023, filed with the SEC on February 12, 2024, by Artisan Partners Limited Partnership (APLP) on behalf of itself and Artisan Investments GP LLC (Artisan Investments), Artisan Partners Holdings LP (Artisan Holdings), and Artisan Partners Asset Management Inc. (APAM). APLP is an investment adviser. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments; Artisan Investments is the general partner of APLP; APAM is the general partner of Artisan Holdings. The Schedule 13G/A reflects that APLP, Artisan Investments, Artisan Holdings and APAM share dispositive power over all of the Liberty Global Class A Shares.

(10)

The number of Liberty Global Class A shares is based upon the Schedule 13G for the year ended December 31, 2023, filed with the SEC on February 14, 2024, by Harris Associates Inc. (HAI) on behalf of itself and as general partner of Harris Associates L.P. (Harris L.P.). The Schedule 13G reflects that HAI and Harris L.P. each have sole voting power over 15,191,319 of the Liberty Global Class A shares and sole dispositive power over all of the Liberty Global Class A shares.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below, and by all of our directors and executive officers as a group, of each class of our outstanding shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the common shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of March 21, 2024, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,512,035	(1)(2)(3)	2.6%	30.6%
Chairman of the Board	Liberty Global Class B	8,787,373	(4)(5)	67.7%
	Liberty Global Class C	18,018,261	(1)(2)(3)(4)	9.4%

Andrew J. Cole	Liberty Global Class A	50,741	(3)(6)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	107,355	(3)	*

Miranda Curtis	Liberty Global Class A	161,065	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	336,122	(3)	*

Marisa Drew	Liberty Global Class A	7,220	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	14,436	(3)	*

Michael T. Fries	Liberty Global Class A	1,077,138	(3)(7)(8)	*	9.9%
Director, Chief Executive Officer & President	Liberty Global Class B	2,879,443	(5)	22.2%
	Liberty Global Class C	2,304,187	(3)(7)(8)	1.2%

Paul A. Gould	Liberty Global Class A	281,147	(3)	*	*
Director	Liberty Global Class B	51,429		*
	Liberty Global Class C	1,007,404	(3)	*

Richard R. Green	Liberty Global Class A	67,424	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	137,177	(3)	*

Larry Romrell	Liberty Global Class A	86,587	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	150,826	(3)	*

Daniel Sanchez	Liberty Global Class A	8,163	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	16,326	(3)	*

J David Wargo	Liberty Global Class A	125,238	(3)(9)(10)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	312,643	(3)(9)(10)	*

Anthony G. Werner	Liberty Global Class A	—		—	—
Director	Liberty Global Class B	—		—
	Liberty Global Class C	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

Charles H.R. Bracken	Liberty Global Class A	100,919	(3)	*	*
Executive Vice President & Chief Financial Officer	Liberty Global Class B	—		—
	Liberty Global Class C	117,950	(3)	*

Bryan H. Hall	Liberty Global Class A	213,717	(3)(9)	*	*
Executive Vice President & General Counsel & Secretary	Liberty Global Class B	—		—
	Liberty Global Class C	224,223	(3)(7)(9)	*

Enrique Rodriguez	Liberty Global Class A	261,928	(3)	*	*
Executive Vice President & Chief Technology Officer	Liberty Global Class B	—		—
	Liberty Global Class C	500,819	(3)(7)	*

Andrea Salvato	Liberty Global Class A	169,009	(3)	*	*
Executive Vice President & Chief Development Officer	Liberty Global Class B	—		—
	Liberty Global Class C	230,454	(3)	*

All directors and executive officers as a group (15 persons)	Liberty Global Class A	7,297,152	(11)(12)	4.2%	41.2%
	Liberty Global Class B	11,718,245	(11)	90.2%
	Liberty Global Class C	24,276,806	(11)(12)	12.7%

*	Less than one percent.

(1)	Includes 174,821 Liberty Global Class A shares and 798,591 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 88,799 Liberty Global Class A shares and 1,394,702 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, March 21, 2024.

(3)

Includes shares that are subject to RSUs, options or shares issuable upon exercise of SARs, based on the closing prices of $17.13 for Liberty Global Class A shares and $17.83 for Liberty Global Class C shares, which vested or were exercisable as of, or will vest or will be exercisable within 60 days of March 21, 2024, as follows:

Owner	Liberty Global Class A RSUs	Liberty Global Class C RSUs	Liberty Global Class A SARs / Options	Liberty Global Class C SARs / Options
John C. Malone	—	—	88,799	1,394,702
Andrew J. Cole	—	—	35,652	71,247
Miranda Curtis	—	—	61,366	122,617
Marisa Drew	—	—	4,501	9,003
Michael T. Fries	—	185,522	32,619	157,271
Paul A. Gould	—	—	53,949	107,786
Richard R. Green	—	—	59,056	117,997
Larry Romrell	—	—	61,366	122,617
Daniel Sanchez	—	—	4,501	9,003
J David Wargo	—	—	61,366	122,617
Charles H.R. Bracken	31,817	63,635	7,456	35,948
Bryan H. Hall	21,450	42,899	7,456	35,947
Enrique Rodriguez	26,777	53,552	9,320	44,934
Andrea Salvato	29,910	59,818	7,456	35,947

(4)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust.

(5)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(6)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(7)	Includes shares held in the 401(k) Plan as follows:

Owner	Liberty Global Class A	Liberty Global Class C
Michael T. Fries	1,977	15,487
Bryan H. Hall	—	8,368
Enrique Rodriguez	—	5,842

(8)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust. Figure also includes 185,522 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2024, without subtraction of additional shares for withholding tax obligations. This also includes 32,619 Liberty Global Class A shares and 157,271 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days hereof, assuming exercise and net settlement at the closing sale price on March 21, 2024 (LBTYA: $17.13 and LBTYK: $17.83), and without subtraction of additional shares for withholding tax obligations.

(9)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts, which may include other pledged assets, extended by such entities:

	No. of Shares Pledged
Beneficial Owner	Liberty Global Class A	Liberty Global Class C	Entity Holding the Shares
J David Wargo	62,341	185,230	Merril Lynch

(10)

Includes 158 Liberty Global Class A shares and 524 Liberty Global Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(11)

Includes 244,279 Liberty Global Class A shares, 110,148 Liberty Global Class B shares and 1,061,056 Liberty Global Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or in managed accounts, as to which shares beneficial ownership has been disclaimed.

(12)

Includes 494,863 Liberty Global Class A shares and 2,387,636 Liberty Global Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable or vest within 60 days of, March 21, 2024; 1,977 Liberty Global Class A shares and 29,697 Liberty Global Class C shares held by the 401(k) Plan; and 62,341 Liberty Global Class A shares and 185,230 Liberty Global Class C shares pledged in support of various lines of credit or margin accounts. Figure also includes 109,954 Liberty Global Class A shares and 405,426 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2024, without subtraction of additional shares for withholding tax obligations. This also includes 64,307 Liberty Global Class A shares and 310,047 Liberty Global Class C shares that would be issuable upon exercise by our directors and officers of those SARs that are exercisable on, or will be exercisable within 60 days March 21, 2024, assuming exercise and net settlement at the closing sale price on March 21, 2024 (LBTYA: $17.13 and LBTYK: $17.83), and without subtraction of additional shares for withholding tax obligations.

Change in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms filed with the SEC and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met.

CORPORATE GOVERNANCE

Governance Guidelines

Our board has adopted corporate governance guidelines, which are available on our website at www.libertyglobal.com. Under the guidelines, our independent directors meet privately at least twice a year in executive session, which sessions are generally held in conjunction with a regularly scheduled board meeting. The presiding director for these meetings is Paul A. Gould, the chairman of the audit committee.

Director Independence

It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his or her capacity as a board member. To assist our board of directors in determining which of our directors qualify as independent for purposes of the NASDAQ Stock Market (NASDAQ) rules, as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of NASDAQ on the criteria for director independence. In addition, audit committee and compensation committee members must meet additional heightened independence criteria applicable to audit committee and compensation committee members under applicable NASDAQ and SEC requirements.

In accordance with these criteria, our board of directors has determined that each of Andrew J. Cole, Miranda Curtis CMG, Marisa D. Drew, Paul A. Gould, Richard R. Green, Larry Romrell, Daniel E. Sanchez, J David Wargo and Anthony G. Werner qualifies as an independent director of our company.

Board Leadership Structure

Our board of directors has the authority to determine whether the offices of chairman of the board and chief executive officer should be held by the same or different persons. Since June 2005, these offices have been divided between John C. Malone and Michael T. Fries, respectively, and our board believes that this division continues to be appropriate for our company and its shareholders. This separation allows Mr. Fries, our chief executive officer (CEO) and president, to focus his energies on actively directing the management of our global operations, including the development and execution of company strategies and business plans, providing leadership to our executives and employees and representing our company to business partners, investors and the media. Our chairman provides guidance to our CEO and strong leadership to our board in its consideration of strategic objectives and associated risks and oversight of our management’s and company’s performance.

Risk Oversight

Our management team is responsible for identifying and managing risk related to our company and its significant business activities, subject to oversight by our board of directors. Our board executes its risk oversight directly and through its committees. Our board engages in regular briefings and discussions with senior management and periodic in-depth sessions on specific topics. For certain risk topics as discussed below, a board committee will have initial responsibility for exercising this oversight role, with the chair of the relevant committee reporting to the full board.

Full Board

At each regularly scheduled board meeting, our board receives reports from our CEO and other members of senior management with respect to their business unit or functional area, which include information relating to general and specific risks facing our company. These reports address, among other things, material business-specific risks, such as competitive challenges, regulatory initiatives and risks related to operational execution, as well as macro-economic and political and geopolitical risks. Functional area reports discuss our capital structure, liquidity, foreign currency exposure, credit and equity market conditions, developments in technology, cybersecurity risks, legal and regulatory compliance, and talent management and compensation programs. Detailed presentations are made by senior management in connection with our board’s consideration of acquisition, disposition and joint venture opportunities and other strategic initiatives, which include a discussion of material risks to achieving the business case for the proposed transaction or project. Our senior management regularly updates the audit committee and board on our cybersecurity risks, including how we mitigate such risks. From time to time, a more detailed review of a specific operating company will be provided by the local management team, or a specific topic of interest, such as technology developments, will be explored in greater depth during board meetings or site visits. The members of the board also have strategy meetings with members of senior management. Our senior management’s attendance at board meetings and strategy sessions provide frequent opportunities for our directors to interact with members of our management team to understand and provide input on relevant risk exposures. Through its review of our strategies and objectives, budgets and business plans, our board of directors sets the direction for appropriate risk taking.

Committees

Audit Committee. Our audit committee has oversight responsibility for the policies, processes and risks relating to our financial statements, financial reporting processes, auditing and information security and technology, including cybersecurity risks. The senior officer of our internal audit and compliance group reports to the audit committee and assists the committee with its review of relevant risks within its oversight responsibility and of our internal controls. Senior officers of our finance and accounting groups attend all regularly scheduled audit committee meetings and provide in-depth reports on specific risks, including changes in accounting rules, risks associated with liquidity, covenant compliance, currency and interest rate hedging positions and stability of counterparties. From time to time, the audit committee, with management, identifies and reviews other areas of risks related to Liberty Global’s operations and also receives quarterly reports on and reviews cybersecurity risks. The audit committee also receives reports on allegations received through our ethics compliance reporting process and the status of investigations into such allegations. Additional functions of the audit committee are described under Board and Committees of the Board —Audit Committee below.

Compensation Committee. Our compensation committee has oversight responsibility with respect to risks related to the design and implementation of our compensation programs. At least annually, our compensation committee considers the risks associated with our compensation policies and practices. To assist the compensation committee in discharging this responsibility, our global human resources group provides reports on the design and administration of incentive programs and the safeguards in effect to avoid encouraging unnecessary or excessive risk taking. A risk assessment was conducted for 2023, and the compensation committee determined that no material risks were present.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee has oversight responsibility with respect to risks related to our governance, including board and director performance and governance guidelines and administers the annual self-assessment of the board.

People Planet Progress Committee. Our People Planet Progress Committee reviews our material Environmental, Social and Governance (ESG) strategies, objectives and contributions. The People Planet Progress Committee receives updates from our management team on the company’s activities concerning ESG matters and provides guidance to our ESG and diversity, equity and inclusion (DE&I) councils, respectively, from time to time.

Succession Planning Committee. Our succession planning committee has oversight responsibility for the risks related to succession planning for our CEO and other executive officers, as well as risks associated with a CEO absence. The committee aims to undertake an annual evaluation of the CEO candidate profile and qualifications that meets the leadership needs of Liberty Global.

Code of Conduct and Code of Ethics

We have adopted a code of conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our CEO and senior financial officers and the managing directors and senior financial officers at our operating companies, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002. Both codes are available on our website at www.libertyglobal.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed to the extent required by applicable law or the rules of Nasdaq at www.libertyglobal.com.

Corporate Responsibility

At Liberty Global, we strive to ensure the connections we make today are building a sustainable future. Through our next-generation networks and products, digital innovations and a culture of belonging and well-being, we are purpose-driven to be an inclusive, sustainable and responsible company that offers opportunities for everyone to connect to an exciting digital world.

In 2023, we saw the launch of our new strategy, People Planet Progress, adding to our impactful Belonging agenda. Our new strategy demonstrates how we work inclusively, sustainably, and responsibly as a company and with our partners.

People

Our People priority means that we champion diversity and representation to elevate equitable and inclusive opportunities across every part of our business. We are fostering a culture where every individual is valued and respected, contributing to a positive impact on one another and our communities. Through connections formed daily, we strive to create a sense of “belonging” for all.

We are an international fixed mobile convergence communications company providing world class connectivity and entertainment services to our residential and business customers and are uniquely situated to address inequities in the connectivity space. We are committed to improving society through our “Inclusive Connectivity” program and enhancing skills in society through our program focused on “Tomorrow’s Workforce.” We are an active member in the communities in which we serve, through educational and social programs and volunteering.

We are committed to serving Inclusive Connectivity options for the most vulnerable customers, addressing the digital inequities with affordable ‘Essential Broadband’ and accessible data services. In 2023 several of our operations increased their offerings and availability of services to financially vulnerable customers. VodafoneZiggo launched their pilot offering in 2023 with the Alliantie Digitaal Samenleven, while VirginMediaO2 their inclusive connectivity by leveraging company-owned stores to become National Digital Inclusion Hubs.

Alongside our partners, we are committed to increasing digital literacy and building basic digital skills in our societies, especially in vulnerable groups. These efforts are essential in preparing Tomorrow’s Workforce for careers in technology and STEM, ensuring they are well-equipped and ready. We also believe that everyone should benefit from connectivity with confidence in knowing their data and digital lives are protected. We embed privacy and security measures throughout our operations and adhere diligently to applicable national and European legislation.

We are a strong community supporter, and our people are a valuable source of our investment in local non-profit organizations. We offer our employees 24 hours of paid volunteer leave to work on projects within our communities. Along with the launch of 5 new strategic non-profit partnerships in 2023, we saw continued growth in our employee volunteer program, with over 9,500 volunteer hours contributed by our employees, a 23% increase from 2022.

With over 15 years in supporting children’s education, we continued to grow our support of Street Child U.K. in 2023, and our shared ambition to see all children safe, in school and learning. Street Child U.K. partners with local organizations and communities to increase education, child protection and livelihood support to address the social, economic and structural issues that underpin today’s education and poverty crisis.

Planet

Our environmental efforts to support our Planet priorities focus on our ambition to reduce our Scope 1, 2 and 3 emissions, while building out long-term commitment in line with science-based targets. We are striving to increase our renewable energy use. These efforts are complemented by ambitions to enhance network energy efficiency through AI and other technologies and to electrify our fleet. Indirect emissions from product use are addressed by reducing power consumption and increasing the circularity of our products. Furthermore, we are actively working across our supply chain to encourage our partners to commit to decarbonization.

On Scope 1 we are investing to make our offices and network facilities more energy efficient and thus reducing energy consumption and related emissions for heating and cooling. For our fleet of vehicles, we are tracking well with our electrification target, reaching a total of 30% of electric vehicles across our Global Operations in 2023. For Scope 2 we continue to look for ways to procure renewable electricity across our operations.

We continue to make progress across our Scope 3. We have designed processes and procedures that elevate corporate responsibility and sustainability priorities and practices in our engagement with our suppliers. Our recently released Responsible Supplier Code of Conduct has been designed in cooperation with all our operations and follows the Joint Alliance for CSR requirements. We will also be engaging directly with suppliers to identify ways to reduce emissions from manufacturing, packaging, and transportation of our products, and are constantly looking for ways to make our products more energy efficient. We also remain committed to embedding circularity in our products and to extending their lifetime to avoid e-waste. We are also looking for ways to make our travel more sustainable by engaging our suppliers to contribute to reducing our emissions.

We recognize our impact on the environment and global warming and the requirements for climate change adaptation and are focusing to increase transparency and engagement in this space. Our actions to increase Executive Leadership and Board involvement through our respective People Planet Progress Council, and Committee, combined with actions to reduce emissions and assess climate change risks and opportunities enhanced our recognition within the Climate Disclosure Project to a B rating (Environmental Management) for 2022, reflecting a two grade improvement compared to 2021. We have increased our focus on climate change during 2023 and will continue this focus in the future.

Progress

Our Progress priority means that we are committed to transparency throughout our business and value chain, supported by our governance structures and human rights, ethics, and labor management processes and practices. We also focus on working together with our partners to ensure high standards in our supply chain, as well as taking an active role in cross-industry collaborations.

Since 2021, we are one of the founding members of the European Green Digital Coalition which supports the use of digital technologies as a key enabler for climate action. In 2023, we also joined the UN Global Compact, which helps us to assure that our agenda progresses the UN Sustainable Development Goals. We also recently became members of the Joint Alliance for CSR (JAC), the international association of telecom operators dedicated to developing and assessing Corporate Social Responsibility standards across the industry’s supply chain. As part of JAC, we will collaborate alongside the world’s largest telecom providers, conducting and sharing CSR audit reports of our major suppliers. This membership focuses on driving improvements in the different layers of the supply chain through risk mitigation, issue identification, and promoting universal sustainability standards across the sector.

Diversity, Equity and Inclusion

Together Liberty Global, Virgin Media-O2, VodafoneZiggo, Telenet, Sunrise and Virgin Media Ireland are creating a culture that is inclusive, where everyone is valued and respected. Where we have a positive impact on each other and our communities. Creating positive connections everyday so that we all Belong. Belonging underpins everything we do because we know that it drives company performance. People that feel that they can be themselves everyday at work perform at their best. We have a DE&I Council (the DE&I Council), co-chaired by our CEO and our Chief Diversity Officer, comprised of 20 executive and employee representatives from around our multi-national company. We have implemented a global vision and strategy, executed with local nuances that underpin all of our ambitions, driving change through action.

Being diverse, inclusive and equitable is important to our employees’ experience and performance, talent acquisition and retention, and it brings us closer to the communities in which we live and operate. We work closely with our Employee Resource Groups (ERGs) that focus on gender, race and ethnicity, multigenerational, disability, neurodiversity, impact on society and the world around us and LGBTQIA+, ensuring that we are actively listening and co-creating. Virgin Media-O2 and VodafoneZiggo, along with Sunrise and Virgin Media Ireland, also have their own ERGs to provide support for their local employees and to complement Liberty Global’s DE&I strategy and initiatives. In addition, our DE&I Council has worked diligently to prepare concrete, implementable initiatives to further our collective DE&I strategy. These initiatives are measurable, allowing us to easily track our progress.

Liberty Global is committed to not only making an impact within our family of companies but also within the communities where we operate. We believe that companies play a huge part in how society is shaped and by taking the approach that we have to evolve the conversation to belonging, we are able to influence behavior and drive culture change within society by making the change relatable to everyone. Liberty Global has partnered with Avesta Capital to make significant investments in start-up companies focused on making a positive social impact. These investments include, among others, funding for companies that seek to engage students of color in STEM subjects and companies that provide culturally sensitive primary and mental health care to women of color.

Liberty Global’s board of directors considers diversity in its decisions concerning board composition, and in 2023 our board had three members with diverse backgrounds out of 11 members.

Political Contributions

Our code of conduct restricts the use of company funds and assets for political contributions to political parties, political party officials and candidates for office, unless approved by our general counsel. Additionally, our charitable giving programs available to employees prohibit political contributions by our company.

Shareholder Communication with Directors

Our shareholders and other interested parties may send communications to our board of directors or to individual directors by mail addressed to the board of directors or to an individual director c/o Liberty Global Ltd., 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S. Attn: General Counsel. Communications from our shareholders will be forwarded to our directors on a timely basis.

Policies Regarding Hedging

Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company’s securities, including hedging or monetization transactions, with the legal department or our company’s outside counsel. The policy prohibits short sales of our company’s securities by any director or employee. Otherwise, we do not have any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Given the long tenure of most of our directors and officers, and the extent of company shares held by such directors and officers, we do not have a blanket prohibition on pledges of the company’s securities by our officers or directors. Our named executive officers (NEOs) did not have any pledges in place with respect to the company’s securities as of December 31, 2023. Senior executives and directors of the company are encouraged to hold the company’s shares and are subject to a share ownership policy. In most cases the share ownership policy is substantially exceeded. Additional information on our share ownership policy can be found at —Elements of Our Compensation Packages—Share Ownership Policy. The ability to pledge shares in a traditional broker arrangement may facilitate deeper ownership of the underlying shares and discourage sales of shares. Furthermore, executives and directors may have other investments or assets pledged (in addition to shares of our company) within the same financial arrangements and the ratio of collateral to principal may be low or otherwise present minimal risk.

BOARD AND COMMITTEES OF THE BOARD

Board Membership Change-over and Experience

Our board of directors currently has 11 members. The board has three classes of directors: Class III directors, whose term expires at the 2025 AGM, Class I directors, whose term expires at the 2026 AGM and Class II directors, whose term expires at the 2027 AGM. Set forth below is our current board of directors, including their committee memberships, if any.

	Audit	Compensation	Nominating & Corporate Governance	People Planet Progress	Succession Planning	Director Class

Andrew J. Cole		●	●			III

Miranda Curtis CMG	●		●	Chair		I

Marisa D. Drew				●		III

Michael T. Fries						II

Paul A. Gould	Chair	●	●		●	II

Richard R. Green		●	Chair		●	III

John C. Malone					Chair	II

Larry Romrell		Chair	●		●	II

Daniel E. Sanchez				●		III

J David Wargo	●			●		I

Anthony G. Werner	●					II

2023 Committee Meetings	8	8	4	6	1

During 2023, we had nine meetings of our full board of directors. During the period that each director served on our board in 2023, each such director attended, either in person or telephonically, at least 75% of the total number of meetings of our board and each committee on which he or she served. The independent directors of Liberty Global held four executive sessions without the participation of management during 2023. Our board of directors encourages all members to attend each annual general meeting of our shareholders. Only Mr. Fries attended the 2023 AGM in person, although Ms. Curtis and Messrs. Dick, Green and Wargo attended the meeting virtually.

Information with respect to each of the current committees of our board of directors is provided below. Our board of directors has adopted a written charter for each of its committees, which are available on our website at www.libertyglobal.com.

Committees of the Board

Audit Committee

A description of the audit committee members’ respective experience is set forth under Director Biographies below. Our board of directors has determined that more than one member of the committee, including its chairman, Mr. Gould, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews and monitors our corporate financial reporting and our internal and external audits. The audit committee’s functions include:

•	appointing and, if necessary, replacing our independent auditors;

•	reviewing and approving, in advance, the scope and the fees of all auditing services, and all permissible non-auditing services, to be performed by our independent auditors;

•

reviewing our annual audited financial statements with our management and our independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•	approving the company’s annual filing on Form 10-K;

•

overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services, including holding quarterly meetings to review our quarterly reports and releases, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, reviewing with our independent auditors any audit-related problems or difficulties and the response of our management and addressing other general oversight issues;

•

reviewing and discussing with management and our independent auditors issues regarding accounting principles, tax matters, effectiveness of internal controls, financial reporting and regulatory and accounting initiatives;

•

overseeing the maintenance of our internal audit function, discussing with our independent auditors, the internal auditor and our management, as appropriate, the internal audit function’s responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

•	discussing with management the company’s financial risk exposure and risk management policies;

•

reviewing disclosures by our certifying officers on any significant deficiencies or material weaknesses in the design or operation of our internal controls and any fraud involving persons who have a significant role in our internal controls;

•

overseeing management’s processes and activities with respect to confirming compliance with applicable securities laws and SEC and NASDAQ rules relating to our accounting and financial reporting processes and the audit of our financial statements;

•

establishing procedures for the consideration of alleged violations of the code of conduct and the code of ethics adopted by our board and for the reporting and disclosure of violations of or waivers under such codes;

•	establishing procedures for receipt, retention and treatment of allegations on accounting, internal accounting controls or audit matters;

•	oversight of the company’s ESG reporting; and

•	preparing a report for our annual proxy statement.

In addition to the foregoing, as provided in our corporate governance guidelines referenced above, the audit committee must review and approve any related party transaction in which an executive officer has a direct or indirect interest for which disclosure is required under SEC rules.

Compensation Committee

The compensation committee sets our overall compensation philosophy and oversees our executive compensation and benefits programs, policies and practices. The compensation committee’s functions include:

•	reviewing and approving annual and long-term performance goals and objectives for our CEO;

•	evaluating the performance of, and determining the compensation for, our CEO;

•	reviewing and approving the compensation of our executive officers and certain other executives, including any employment agreements;

•	reviewing and approving the employment agreements of our executive officers and certain other executives, as well as any applicable amendments;

•

reviewing and approving cash-based and equity-based compensation plans that are shareholder-approved and awards granted thereunder where participants are employees of Liberty Global or one of our subsidiaries or 50%-owned joint ventures;

•	discussing with management the risk from our compensation program and policies;

•	reviewing shareholder votes on compensation matters and making recommendations to the board of what actions, if any, are warranted; and

•	preparing a report for our annual proxy statement.

See Executive Officers and Directors Compensation—Compensation Discussion and Analysis below for a description of the responsibilities of the compensation committee on matters related to executive compensation and administration of the various incentive plans of our company for awards to employees.

The compensation committee has the authority to engage its own compensation consultants and other independent advisors. During 2023, the compensation committee retained Pearl Meyer and The Croner Company for purposes of providing advice on the Liberty Global 2023 Incentive Plan and support in updating the company’s peer group for executive compensation, respectively.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee identifies and recommends persons as nominees to our board of directors, reviews from time to time our corporate governance guidelines and oversees the evaluation of our board of directors. Its duties include:

•	reviewing and recommending compensation for our non-executive directors, including equity-based awards;

•	developing criteria for board membership;

•	reviewing candidates recommended by shareholders for elections to the board; and

•	assessing director and candidate independence.

The nominating and corporate governance committee will consider candidates for director recommended by any shareholder, provided that such nominations are properly submitted. Eligible shareholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Global Ltd., 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S., Attn: General Counsel. Shareholder recommendations must be made in accordance with our articles of association, as discussed under Shareholder Resolutions in this proxy statement, and contain the following information:

•

the proposing shareholder’s name and address and documentation indicating the number of common shares beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing shareholder is recommending a candidate for nomination as a director;

•

the candidate’s name, age, business and residential addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the candidate as a director;

•	a representation as to whether the proposing shareholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•

a representation that the proposing shareholder intends to appear in person or by proxy at the annual general shareholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing shareholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and should be committed to our long-term interests and the interests of our shareholders. When evaluating a potential director nominee, including one recommended by a shareholder, the nominating and corporate governance committee will take into account a number of factors, which may include the following:

•	independence from management; education and professional background; judgment, skill and reputation;

•	understanding of our business and the markets in which we operate;

•	expertise that is useful to us and complementary to the expertise of our other directors;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of our existing board of directors.

The nominating and corporate governance committee does not have a formal policy on diversity, although it adheres to all applicable regulations and rules concerning diverse representation on the board. It also considers whether the nominee has personal capabilities and qualifications that contribute to the overall diversity of our board. For this purpose, the committee construes diversity broadly to include a variety of perspectives, opinions, professional backgrounds and experiences.

When seeking director candidates, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, shareholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to our full board that candidate’s appointment or election.

Prior to nominating an incumbent director for re-election at an annual general meeting, the nominating and corporate governance committee considers, in addition to the foregoing criteria, the director’s past attendance at, and participation in, meetings of our board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

Based on the foregoing considerations, the nominating and corporate governance committee determined to recommend Messrs. Fries, Malone, Gould and Romrell for nomination for re-election at the 2024 AGM to serve on our board as Class II directors, for a term expiring at the 2027 annual general meeting or until a successor in interest is appointed.

People Planet Progress Committee

The People Planet Progress Committee is dedicated to assisting the full board with the company’s ESG initatives. The People Planet Progress Committee’s responsibilities include reviewing the company’s material ESG strategies, objectives, contributions and risks. The People Planet Progress Committee receives updates from our management team on the company’s activities concerning ESG matters and provides guidance to the company’s ESG and DE&I Councils, respectively, from time to time. Our board of directors has adopted a written charter for the People Planet Progress Committee, which is available on our website at www.libertyglobal.com.

Succession Planning Committee

Our board of directors has established a succession planning committee to assist the full board in succession planning for our CEO and other executive officers. The responsibilities of the succession planning committee include the development of candidate profiles and qualifications, the identification and evaluation of potential internal candidates and opportunities for their development, the evaluation of potential external candidates and reporting to the full board on the results of its work. Our CEO collaborates with the succession planning committee in the performance of its functions. Our board of directors has adopted a written charter for the succession planning committee, which is available on our website at www.libertyglobal.com.

Executive Committee

Our board of directors has established an executive committee pursuant to our bye-laws, whose members are Michael T. Fries and John C. Malone, neither of whom is an independent director. The primary purpose of the executive committee is to exercise powers of the board of directors on matters requiring expediency that arise between regularly scheduled board meetings, such as financings, investments, tax planning, acquisitions and divestitures and similar matters. Except as specifically prohibited by applicable law or our bye-laws or as limited by our board of directors, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs between board meetings, including the power and authority to authorize the issuance of common shares of our capital stock, with the exception of certain matters, including amendments to the bye-laws and fundamental changes to Liberty Global (such as a merger or sale of substantially all of its assets).

Board Composition

As described below under Proposal 1—The Director Election Proposal, our board of directors comprises directors with a broad range of backgrounds and skill sets, including in media and telecommunications, international investment banking, debt and equity capital markets, mergers and acquisitions, environmental, social and governance and technology. For more information on our policies with respect to board candidates, see Board and Committees of the Board—Committees of the Board—Nominating and Corporate Governance Committee.

Board Diversity

Our board and the nominating and corporate governance committee considers diversity in its decisions concerning our board composition, as our directors believe diverse backgrounds and viewpoints enhance the quality of our board. The current demographic background of our board is set forth below.

Board Diversity Matrix (As of December 31, 2023)

Total Number of Directors	11

	Female	Male

Part I: Gender Identity

Directors	2	9

Part II: Demographic Background

Hispanic or Latin American	1

White	6

Did Not Disclose Demographic Background	4

Board Diversity Matrix (As of December 31, 2022)

Total Number of Directors	11

	Female	Male

Part I: Gender Identity

Directors	2	9

Part II: Demographic Background

Hispanic or Latin American	1

White	6

Did Not Disclose Demographic Background	4

MANAGEMENT OF LIBERTY GLOBAL

Executive Officers

The following lists the executive officers of our company (other than Michael T. Fries who also serves as a director of our company and is listed under Proposal 1—The Director Election Proposal), their ages and a description of their business experience, including positions held with Liberty Global and its predecessors.

Name	Positions
Charles H.R. Bracken, 57

Executive Vice President and Chief Financial Officer.

Mr. Bracken joined our corporate offices in Europe in March 1999. He became Chief Financial Officer in 2017, having been Co-Chief Financial Officer since 2004. Previously he was the Chief Financial Officer for the Europe operations of our predecessor. Prior to joining Liberty Global, he worked for Goldman Sachs, JP Morgan and the European Bank for Reconstruction and Development. Mr. Bracken is a director of Liberty Latin America Ltd. and was a director of our subsidiary Telenet Group Holding N.V. until its delisting in October of 2023.

Bryan H. Hall, 61

Executive Vice President, General Counsel and Secretary.

Mr. Hall has been the company’s General Counsel since January of 2012. He was General Counsel of Virgin Media Inc. (then a distinct public company) in London from 2004-2011 and previously was a partner in the corporate department at Fried Frank Harris Shriver & Jacobson LLP in New York.

Enrique Rodriguez, 61

Executive Vice President and Chief Technology Officer.

Mr. Rodriguez has held this position since July 2018. He previously served as the President, Chief Executive Officer and a director of TiVo Corporation (TiVo) from November 2017 to July 2018. Prior to joining TiVo, Mr. Rodriguez was Executive Vice President and Chief Technology Officer of AT&T Entertainment Group from August 2015 to November 2017. From January 2013 to July 2015, he served as Executive Vice President, Operations and Products for Sirius XM and was Group Vice President of Sirius XM from October 2012 to January 2013. Prior to his employment with Sirius XM, Mr. Rodriguez was the Senior Vice President and General Manager of Cisco Systems’ Service Provider Video Technology Group.

Andrea Salvato, 56

Executive Vice President and Chief Development Officer.

Mr. Salvato has held this position since March 2023, having previously been Senior Vice President and Chief Development Officer since 2012. Prior to that, Mr. Salvato was Managing Director, Corporate Development from 2005 to 2012. In this capacity, he is responsible for overseeing Liberty Global’s mergers and acquisitions and business development activities and Liberty Global’s central content function, as well as being a member of the operating committee that oversees our venture investment portfolio. Prior to joining Liberty Global, he served as a Managing Director at JPMorgan Chase’s investment banking division where he focused on advising telecommunications and media clients, including the European operations of Liberty Global’s predecessor. Mr. Salvato served as a director of our subsidiary Sunrise Communications Group AG from November 2020 through April 2021.

The executive officers named above will serve in these capacities until their respective successors have been duly appointed and have been qualified or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors on the one hand and any executive officers on the other hand, by blood, marriage or adoption.

EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

We are an international converged broadband internet, video, fixed-line telephony and mobile services company. We are focused on building fixed-mobile convergence champions, and we are constantly striving to enhance and simplify our customers’ lives through quality services and products that give them the freedom to connect, converse, work and be entertained anytime, anywhere they choose. To that end, we deliver market-leading products through next-generation networks that, as of December 31, 2023, connect retail and wholesale customers subscribing to 85 million broadband internet, video, fixed-line telephony and mobile connections across our brands, including customers served through our 50/50 joint ventures with Vodafone PLC in the Netherlands (the VodafoneZiggo JV) and Telefónica S.A. in the U.K (the VMO2 JV). Our primary consolidated business operations are located in Ireland, Belgium, Switzerland and Slovakia. Additionally, our global investment arm, Liberty Global Ventures, has investments in more than 75 companies and funds in the fields of content, technology and infrastructure, including strategic stakes in companies such as ITV, Televisa Univision, Plume, AtlasEdge and the Formula E racing series. Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, technological innovation, product convergence and prudent capital structure management.

In this section, we provide an overview of our compensation process and philosophy and describe how our executive compensation packages are designed, including greater detail on individual elements of the packages. We also provide detail on the performance under our most recent executive compensation awards and historical context on key decisions and changes that were made with respect to our executives’ compensation packages and other compensation-related matters.

Named Executive Officers. Compensation information is provided for our NEOs — Michael T. Fries, our CEO and vice chairman of our board of directors; Charles H.R. Bracken, our chief financial officer; and our three other most highly compensated executive officers at the end of 2023: Bryan H. Hall, our general counsel and secretary, Enrique Rodriguez, our chief technology officer and Andrea Salvato, our chief development officer. After the information on our NEOs, we also provide information relating to the compensation of our non-executive directors.

Executive Summary

Our compensation program plays a key role in promoting our company’s operating and financial success and provides incentives for our management team to execute our financial and operational goals.

The primary goals of our executive compensation program are to:

•	motivate our executives to maximize their contributions to the success of our company;

•	attract and retain the best leaders for our business; and

•	align executives’ interests to create shareholder value.

2023 Business Highlights

We invest in the infrastructure and digital platforms that empower our customers to make the most of the video, internet and communications revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation fixed and mobile networks. Our 2023 operating and financial performance was reported publicly on the basis of our continuing operations.

In 2023, we successfully executed our operating, financial and strategic objectives for the year, including delivering on our distributable cash flow guidance and delivering on our robust share buyback program where we repurchased approximately 18.5% of our outstanding shares, as described below. Additional highlights for 2023 include the acquisition of all of the shares of Telenet that we did not already hold through an all cash public tender offer and a statutory scheme of arrangement, pursuant to which a new Bermudan company (Liberty Global Ltd.) became the sole shareholder of Liberty Global Holdings Limited (f/k/a Liberty Global plc) and the parent entity of the entire group of Liberty Global companies (the Redomiciliation), which resulted in Liberty Global changing its jurisdiction of incorporation from England and Wales to Bermuda. We continued to strengthen our other operating companies by making substantial capital investments in our networks’ speed and capacity in Belgium, Ireland and the Netherlands so that we are well-positioned to execute on our growth plans and take advantage of commercial opportunities.

In summary our business highlights for 2023 were as follows:

Financial Highlights

Free Cash Flow Generation

✓ Exceeded our 2023 distributable cash flow guidance at original foreign exchange rates (excluding an unexpected tax payment made in connection with certain litigation matters)

✓ Achieved 2023 financial guidance targets (as updated) despite macroeconomic challenges

Stock Buybacks	✓ Repurchased approximately 18.5% of our outstanding shares of capital, exceeding our initial guidance for buybacks of 10% of our shares outstanding as of December 31, 2022

General Financial

✓ Ended the year with over $4 billion of cash and liquid securities, with approximately 47% of the maturity dates on our long-term debt due during or after 2029

✓ Realized a blended, fully-swapped borrowing cost of 3.4% at year-end 2023

Operational Highlights

Network

✓ Made significant progress on fixed network strategies, with VMO2 now reaching over 4 million FTTH homes in the U.K. and Telenet launched the Wyre NetCo partnership with Fluvius in Belgium. At the end of the year almost one third of VM Ireland’s network was upgraded to full fiber

Mobile Subscribers	✓ Delivered strong postpaid net adds during the year, supported by flanker brand strategies in the U.K. and Switzerland

Fixed Subscribers	✓ Improvement in broadband performance in Q4 and stable to growing ARPUs across the group during the quarter following successful execution of price rises

Transaction Highlights

Acquisition of Telenet	✓ Completed the acquisition of all shares of Telenet that we did not already hold through an all cash public tender offer

Redomiciliation

✓ Changed our place of incorporation from England and Wales to Bermuda, reducing administrative complexities and facilitating future shareholder value creation by aligning the U.S.-style corporate law of Bermuda with our U.S. listing and the expectations of our largely U.S. shareholder base

Compensation Structure—Pay for Performance

We place great importance on our ability to attract, retain and motivate talented executives who can be responsive to new and different opportunities for our company and thereby create value for our customers and shareholders. We believe that our executive compensation program plays a key role in that endeavor. Each of our NEOs received a salary, an annual performance bonus award and a multi-year incentive award in 2023 as part of their total compensation packages. In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s overall influence and impact on our company’s financial and operational performance, the executives’ performance history and a determination of what is competitive compensation in the market for similar roles, to the extent such data is available. We continue to refine our compensation programs to strengthen the link between executive and shareholder interests.

Compensation Discussion and Analysis

Overview of Compensation Process

The compensation committee of our board of directors was established to assist our board in discharging its duties with respect to compensation of our executive officers and the administration of our incentive plans. The committee is responsible for identifying the company’s primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The chair of our compensation committee reports to our board of directors on its annual compensation decisions, the administration of existing programs and the development of new programs. The members of our compensation committee are each “independent directors” (as defined under the NASDAQ rules) and “non-employee directors” (as defined in Rule 16b-3 of the SEC’s rules under the Exchange Act).

Compensation decisions with respect to our executive officers, including our NEOs, are made by our compensation committee. Our CEO is actively engaged in providing input to the compensation committee on compensation decisions for members of our senior management team in a variety of ways, including recommending annual salary increases, annual performance goals, the target and/or maximum performance awards for the executive team and evaluating their performance. With the assistance of our human resources and legal teams, our CEO is also involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their respective job responsibilities, participate in gathering and presenting to the compensation committee various legal, tax and accounting analyses relevant to compensation and benefits decisions. Decisions with respect to our CEO’s compensation are made in private sessions of the compensation committee without the presence of management.

In making its decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of company and NEO performance. From time to time, the compensation committee may retain one or more compensation consultants to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. At the 2023 annual general meeting, shareholders representing a majority of our shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs, as disclosed in the proxy statement for such meeting. As a result of that vote, the compensation committee did not implement significant changes to the overall executive compensation program.

The compensation committee engages third party consultants directly on an as-needed basis. Historically it has engaged Pearl Meyer & Partners and Deloitte in these capacities, on an independent basis. In 2023, the compensation committee engaged Pearl Meyer & Partners to provide limited advice with respect to the Liberty Global 2023 Incentive Plan (the 2023 Plan) and The Croner Company to provide advice and support on a variety of topics, including, among others, updating the company’s peer group for Executive Compensation. With respect to comparators and peers, given the multinational nature of its business, but taking into account the company’s NASDAQ listing, the compensation committee evaluates compensation based upon U.S., U.K. and continental European comparators and peers. Benefits for example are generally based upon the prevailing practice in the country in which the executive lives and works. The compensation committee does not specifically target compensation levels at any particular percentile of a comparator group.

Compensation Philosophy and Goals

The compensation committee has three primary objectives with respect to executive compensation—motivation, retention and value creation for our shareholders.

✓	Motivate our executives to maximize their contributions to the company’s success

◾

Establish a mix of financial, non-financial and operational performance objectives based on our annual budgets and, where appropriate, our medium-term outlook to balance short- and long-term goals and risks

◾	Establish individual performance objectives tailored to each executive’s role and responsibilities in our company

◾	Pay for achievement of committee-established objectives

◾	Inspire growth leadership, balanced against risk management

✓	Attract and retain top caliber employees

◾	Offer compensation that our compensation committee believes is competitive with the compensation paid to similarly situated executives of companies with which we compete for talent

◾	Incorporate multi-year vesting requirements and forfeiture provisions into our equity awards

✓	Align executives’ interest with those of our shareholders

◾

Emphasize long-term, equity-based compensation, the realizable value of which depends on increasing shareholder value through an increasing share price, as well as meeting financial and individual performance objectives

◾	Require our executive officers to achieve and maintain significant levels of share ownership

Summary of Key Executive Compensation Principles

Consideration	Description

Mix of Performance-Based Pay	Substantial Performance-Based Compensation. Executive compensation is designed to include equity-linked incentives, providing incentives to over-perform and also include risks associated with under-performance.

Align Incentives with Shareholders	Equity-based Compensation. Our NEOs generally have a majority of their total compensation paid in shares of the company, RSUs or in SARs, directly aligning their compensation with the interests of shareholders, given the potential upside to be realized from a rising share price.

Substantial Investments in the Business	Share Ownership Policy. The company maintains a share ownership policy requiring the CEO to maintain share ownership at 5x salary and the other NEOs at 4x salary. Our NEOs have substantial tenure at the company and all have significant levels of ownership in the company.

Clawbacks	Clawbacks. The company’s publicly filed clawback policy requires recoupment of certain awards in the event of a restatement of financial results.

Third Party Consultants for the Compensation Committee	Independent Third Party Consultants. The compensation committee regularly engages third-party consultants, such as Pearl Meyer and The Croner Company.

Investor Feedback	Incorporating Shareholder Feedback. The company communicates with its shareholders on its executive compensation arrangements and is responsive to feedback. Key design elements of our compensation programs have been put in place based upon this feedback.

Limit Risk-Taking	Hedging and Pledges. Our NEOs have substantial tenure with the company and are not currently pledging their shares under loan or margin arrangements. We believe that the lack of an outright hedging prohibition can encourage executives to hold a greater position in our company’s shares than they might otherwise, particularly with such high stock ownership in the company. Advance notice is required.

In approving the level of each compensation element for our executive officers each year, the compensation committee considers a number of factors, including:

•	the individual executive’s responsibilities and the significance of their role in achieving of our financial, strategic and operational objectives;

•	the experience, overall effectiveness and demonstrated leadership ability of the individual executive;

•	the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance;

•	from time to time, comparative pay data for similarly situated employees of companies in our industry and companies with which we compete for talent; and

•	retention risks at specific points in time with respect to individual executives.

Long-Term Contracts

The compensation committee believes that long-term contracts with senior executives promote stability in management and achievement of Liberty Global’s strategic objectives. Certain of such contracts include customary non-compete and non-solicitation clauses after an executive’s employment term is ended and provide for customary resignation notice periods from the executive. Notice may be six months or more in European contracts. Each of our NEOs are subject to employment agreements, which are described below in —Employment and Other Agreements.

Setting Executive Compensation

To achieve these compensation objectives, the compensation packages provided to members of our senior management, including our NEOs, include three main components: base salary, annual performance bonus awards and multi-year equity incentive awards. These three main components of compensation were also made available to approximately 570 employees across our global operations. The relative weighting of the components, the design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee’s role and responsibilities.

For members of our senior management, including our NEOs, the total value of the compensation package is comprised mainly of incentive awards because of the significance of each officer’s roles and responsibilities to the overall success of our company. The average of each NEO’s compensation for 2023 was still heavily weighted in equity incentive compensation. We consistently use multi-year equity incentive awards as the largest component of our executive compensation program to aid in executive retention and foster closer alignment of our executive and shareholders’ interests. The compensation committee’s objective is for a substantial majority of each NEO’s total direct compensation (that is, base salary plus target annual performance bonus award plus annual equity awards) to be comprised of the target value of such NEO’s multi-year equity incentive awards.

Elements of Our Compensation Packages

The implementation of our compensation philosophy and goals includes awarding the NEOs a base salary, an annual performance bonus and a long-term, or multi-year, incentive grant. These elements are described below more generally and for 2023 specifically.

Compensation Element	Salary and Benefits	Annual Bonus	Long-Term Incentive Plans

Program	Cash salary and market-based benefits	Annual bonus paid in cash and/or shares	Awards of SARs, VIP units and RSUs with multi-year cliff or installment vesting that are expected to be settled in shares

Key Features	Salary paid in local currency where executive is located, and benefits are provided depending on local customs and market practices	Uses pre-set quantitative financial and operational performance metrics and guides to individual and company performance	Short- and long-term alignment to shareholder interest, with incentive to accelerate appreciation of our stock price and the value of the company’s important ventures portfolio

Value	Based upon individual performance, market-driven, and dependent in part on executive’s location	Primarily dependent on company-wide performance with incentives for individual over performance	Value of awards to NEOs driven primarily by company performance improvement and venture portfolio growth

Risk Profile	Fixed	Variable short-term, performance-based	Variable long-term incentives

Base Salary

General. Base salary represents the least variable element of our NEOs’ compensation and is provided as an economic consideration for each executive’s level of responsibility, expertise, skills, knowledge, experience and value to the organization. Generally, decisions with respect to increases in base salaries are based on increased responsibilities, company-wide budgets and increases in the cost of living. Salaries have to take into account multiple factors such as our ability to attract and retain qualified and experienced candidates, market data, location, exchange rates, relative salaries among senior management, benefits, complexity of the position and salary at prior place of employment, among other considerations.

2023 Base Salaries. In February 2023, consistent with the annual salary increases for corporate-level employees in general, our compensation committee approved a 5% increase in the base salaries for certain NEOs, resulting in a base salary of £948,000 ($1,178,811) for Mr. Bracken, $1,209,000 for Mr. Hall, $1,156,000 for Mr. Rodriguez and £781,000 ($971,151) for Mr. Salvato. The 2023 salary increases for our corporate employees, including our NEOs, became effective on April 1, 2023. At Mr. Fries’ direction, he did not receive a salary increase in 2023, and, as a result, his salary remained unchanged at $2,563,000.

Annual Performance Bonus Awards

General. Annual performance bonus awards are one of the variable components of our executive officers’ compensation packages designed to motivate our executives to achieve our annual business goals and reward them for superior individual performance.

Generally, at the outset of each fiscal year, the compensation committee approves the terms of the annual performance bonus program for the current year, including the individual performance goals for our CEO and each of the other NEOs for the coming year. Annual bonus target amounts for each NEO are subject to review each year by the compensation committee. Like other similarly situated executives, Mr. Fries’ annual bonus target amounts are set by the terms of his employment agreement. The compensation committee adjusts the company-wide targets and the individual performance objectives of each NEO for each year in order to provide appropriate “stretch” targets to incentivize performance.

The compensation committee, together with our CEO, reviews and determines the achievement of company performance metrics as well as individual performance objectives of senior management, including our NEOs, and makes annual performance bonus payout determinations following the end of each fiscal year. The compensation committee also determines, in private session, whether our CEO has met his individual performance goals for the year and the amount to be paid to him with respect to his annual bonus.

In connection with our annual performance bonus program, we have encouraged increased share ownership among senior management, including our NEOs, to align their incentives with those of our shareholders. As a result, the compensation committee has implemented a shareholding incentive plan (SHIP) that allows senior management to elect to receive up to 100% of their annual bonus in common shares of Liberty Global in lieu of cash. A participant who elects to receive shares in respect to all or a portion of their annual bonus will also receive RSUs equal to 12.5% of the gross number of shares earned under the annual bonus. These RSUs will vest approximately one year after the grant date, provided the participant holds all of the shares issued as part of the SHIP through that period. The number of common shares granted is based on the closing prices of our Liberty Global Class A and Liberty Global Class C shares on the date the bonus is paid and, in 2023, was delivered on a 1:2 ratio between our Liberty Global Class A and Liberty Global Class C shares. The compensation committee may also elect to issue Liberty Global Class B shares under the SHIP to one or more participants in the SHIP. Additionally, certain employees, including our NEOs, receive company shares under the SHIP for any amount of their annual performance bonus payout that exceeds such employee’s target bonus amount

Design of 2023 Annual Bonus Program. As a geographically diverse company, we provide our operating companies with greater autonomy to define their own bonus programs within a reward governance framework set by the company (the Reward Framework). Under the Reward Framework, our operating companies may design their bonus programs around certain financial and non-financial metrics, weighting them as appropriate to compete for talent in the specific country or region in which they operate. In the case of the VodafoneZiggo JV and the VMO2 JV, the Reward Framework was governed in alignment with our joint venture partners.

Our NEOs participated in the company’s central 2023 annual performance bonus program (the 2023 Annual Bonus Program). In approving the 2023 Annual Bonus Program, the compensation committee followed the general design of the 2022 annual performance bonus program, but refined what was formerly known as our ESG target to better align with our new People Planet Progress (PPP) agenda. The 2023 target achievable performance bonus awards for our NEO’s were $2.75 million for each of Messrs. Hall and Rodriguez, $3.5 million for Mr. Salvato and $4.0 million for Mr. Bracken. As provided in Mr. Fries’ employment agreement, his target achievable award was $16.0 million.

The key elements of the 2023 Annual Bonus Program were:

•	Each NEO’s target achievable performance bonus was based on achievement against four performance metrics, including two financial and two non-financial performance metrics:

◾	2023 budgeted revenue on a proportionate basis (30%);

◾	2023 budgeted Adjusted EBITDA less P&E Additions for Compensation Purposes (as defined below) (50%);

◾	customer metrics, based on the achievement by our operating companies of certain customer-focused performance indicators during the year (10%); and

•	company achievement of six specific quantitative and qualitative PPP priority objectives during the year (10%).

•

Depending on the level of achievement of these company financial and non-financial metrics (except the PPP metric which was capped at 100%), a payout of up to 150% of the target bonus amount was available for over-performance against the budget or target.

•

Additionally, individual performance is reviewed by the compensation committee, which could reduce or increase the total 2023 annual bonus from 0% to a maximum of 150% of the total company performance payout (or up to a maximum of 217.5% of the participant’s target bonus).

The same general design was also implemented with similar performance metrics and weightings for the 2023 bonus programs for approximately 1,300 employees in our central offices in the U.K., the U.S. and the Netherlands.

We define “Adjusted EBITDA less P&E Additions for Compensation Purposes” as our Adjusted EBITDA less property and equipment additions, except at VodafoneZiggo JV, where it is defined as Adjusted EBITDA less property and equipment additions, including changes in working capital less restructuring cash paid, and except at VMO2 JV, where it is defined as Adjusted EBITDA less property and equipment additions excluding right-of-use (ROU) asset additions, on a proportionate basis, including our non-consolidated joint ventures. Such amount differs from the Adjusted EBITDA less P&E Additions that we disclosed in our fourth quarter earnings release (filed with the SEC on February 16, 2024), which is calculated on a consolidated basis and omits amounts attributed to our U.K. and Netherlands businesses.

Payout Calculation Methodology: Financial

	Potential Payout % re: Achievement of 2023 Budget
2023 Budget Achievement	Revenue (30%Weighting)		Adjusted EBITDA less P&E Additions for Compensation Purposes (50%Weighting)		Payout (% of Weighted Portion of Target Bonus Amount) (1)
Over-Performance	≥	102.5%	≥	110.0%	150.0%
On-Target Performance		100.0%		100.0%	100.0%
Minimum Performance		91.0%		85.0%	25.0%

(1)

Percentages shown represent the payout that would result if specified performance levels were achieved for Revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes budget, with a minimum payout of 0% in revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes if the minimum performance threshold is not met. Payout percentages for percentage achievement of revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes budgets, which fall in between these points would be determined by straight-line interpolation.

Customer Metric. The customer metric under the 2023 Annual Bonus Plan was based on the achievement of certain customer and operational milestones by each of our operating companies, weighted in accordance with such operating company’s proportionate revenue. The customer and operational milestones vary by each operating company and include various key performance indicators, including metrics such as net promoter score, customer take-up of products or services and comparative churn rates. The target for each such customer metric is set by the compensation committee and evaluated following the end of the applicable year. The maximum payouts for each operating company vary from 120% to 150%. After the end of the year, the compensation committee multiplies the ratio of the milestone achievement against the target and then multiplies it by the applicable operating company’s weighting. These resulting percentages are summed to calculate the combined payout percentage for each of our NEOs.

People Planet Progress Metric. The People Planet Progress metric uses six quantitative and qualitative goals linked to our PPP agenda that are set by the compensation committee, each with a weighting of between 1% and 3% of total payout. If the company achieves one of these goals, then the payout under the 2023 Annual

Bonus Plan increases by that goal’s relative weighting, up to a maximum of 10% of the NEO’s annual bonus target. The compensation committee has included both quantitative and qualitative initiatives in the People Planet Progress metric, including, among others, initiatives and trainings linked to net zero, inclusivity survey results and programs and, corporate responsibility trainings. For quantifiable initiatives that can be achieved on a spectrum (e.g., 99 out of 100 of employees completed their compliance training), achievement of less than 80% of the target results in no payout for the applicable metric. The maximum payout on each metric is 100%.

2023 Annual Bonus Program Performance. At its meeting in February 2024, the compensation committee reviewed the actual revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes for 2023 based on our audited 2023 financial results and also looked at the results of our operating companies’ customer metrics as well as how the company performed against its PPP targets. For this purpose, the 2023 budget was adjusted in accordance with the terms of the 2023 Annual Bonus Program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These revisions included adjustments: (1) to reflect consistent foreign currency exchange translations, (2) changes in accounting principles or policies, (3) for the impacts of certain acquisitions and dispositions and related matters, and (4) to increase or decrease for transactions that had inorganic impacts on our business. In the aggregate, these adjustments resulted in a net increase of budgeted revenue to $16.3 billion and a net increase of budgeted Adjusted EBITDA less P&E Additions for Compensation Purposes to $2.5 billion. For purposes of determining performance payout, the compensation committee confirmed that actual 2023 revenue was 99.8% of the adjusted budget and actual 2023 Adjusted EBITDA less P&E Additions for Compensation Purposes was 102.3% of the adjusted budget on a consolidated basis. The Customer metric resulted in a 60.2% payout based on the revenue-weighted performance of each of our operating companies, and the People Planet Progress metric resulted in a payout of 70.0%.

The compensation committee approved the percentage payout for performance against the pre-established financial and non-financial metrics for each of the NEOs as set forth in the table below:

2023 Annual Performance Bonus Results
% Payout for Revenue Performance (30%)	% Payout for Adjusted EBITDA less P&E Additions for Compensation Purposes Performance (50%)	% Payout for Customer Metric Performance (10%)	% Payout for People Planet Progress Metric Performance (10%)	Weighted Aggregate % of Target Bonus
98.1%	111.4%	60.2%	70.0%	98.2%

Individual Performance and Special Contributions. Each NEO had individual performance objectives established for calendar year 2023 that were set by the company’s compensation committee at the onset of 2023. At its meetings in February 2024, the compensation committee considered each NEO’s performance against their individual performance objectives. The individual performance goals consisted of numerous qualitative measures, which included strategic, financial, transactional, organizational and/or operational goals tailored to the individual’s role within our company. Overachievement of individual performance goals can increase the amount of the bonus earned, while underachievement can negatively impact the amount of bonus earned.

Our CEO’s performance goals included both financial and operational targets, functional objectives in each of the core departments and support to our board in fulfilling its responsibilities, as well as personal development. In the evaluation of his 2023 performance, the compensation committee considered the various performance objectives that had been assigned to Mr. Fries and our company’s accomplishments as compared to those objectives. Overall, the compensation committee determined that Mr. Fries again demonstrated outstanding leadership of the company in all respects and exceeded his objectives for 2023. In this regard, the compensation committee noted that we had a number of significant accomplishments in 2023 under the leadership of Mr. Fries, including the successful tender offer for the publicly traded shares of Telenet, the redomiciliation of the company to Bermuda, the separation of our network and service companies in Belgium, continued operational and financial success across our multinational business as demonstrated by meeting and exceeding expectations despite macro-economic headwinds in Europe, substantial cash generation that enabled the company to exceed expectations by repurchasing approximately 18.5% of its outstanding shares through January 2024, significant financings and mergers and acquisitions (M&A) transactions, including negotiation for the sale of All3Media and $14 billion of debt financings, continued leadership in fixed and mobile network strategies, development of growth initiatives and fixed-mobile convergence (FMC) products and services, advancements in the company’s People Planet Progress and DE&I initiatives, and related matters. In addition, the company has made significant progress in several areas under Mr. Fries’ leadership including continued development of FMC champion products and services, significant synergies and integration programs in the U.K. and Switzerland in particular, network innovation strategies and fibre and network upgrades, cloud strategy development and deployment, delivery of major consumer fixed, mobile and business products in the areas of entertainment, connectivity, security and data, execution of price rises in mobile and fixed products and services, B2B and B2C growth initiatives and the continued development of new revenue opportunities and our ventures arm. Mr. Fries also played a vital role in negotiating and securing an important and large outsourcing arrangement for our technology services.

The compensation committee also considered Mr. Fries’ management of the company generally. The committee noted that Mr. Fries demonstrated strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy and headwinds in our European businesses. Mr. Fries has been an excellent leader for the company in his interactions with various government and regulatory bodies and personnel across the U.K. and continental Europe, where advancement of new technologies in our industry are the subject of potential new regulations. Mr. Fries provided key leadership, hands-on expertise and motivation support in managing the senior executive team and employees in general.

With respect to the individual performance of our other NEOs, the compensation committee reviewed their performance with our CEO, considering our CEO’s evaluation of their performance against their respective 2023 performance goals. The members of the compensation committee also have frequent interaction with each of these executives at meetings of the board of directors and events planned for the directors, and those interactions assist in informing their judgment. The individual performance goals for the other NEOs related to their respective functional or operational areas of responsibility as follows:

•

Mr. Bracken’s objectives related to management of the company’s finance functions, outside financings, tax and treasury, commercial finance arrangements, growth initiatives in our consumer and business to business operations, financial reporting, investor relations, budgets and forecasting, compliance, infrastructure and energy ventures and new business initiatives and related areas in the context of a large multinational highly leveraged company. His objectives related to the execution of a new finance department structure, complex debt financings with hedges and derivatives, procurement development, infrastructure and finance related ventures investments and strategies, talent development in finance and related finance and treasury matters.

•

Mr. Hall’s objectives related to the management of our legal and corporate affairs functions, M&A strategy and execution, SEC reporting and public company management, financing transactions execution and management, compliance, litigation management, merger control, commercial legal advice and government affairs and external communications. His objectives related to material transactions such as the company’s redomiciliation to Bermuda, the Telenet take-private transaction, and financings, technology outsourcings and other specific transactions.

•

Mr. Rodriguez’s objectives related to management of the Liberty Tech organization, our fixed network strategy and new build, AI strategies, cloud strategies, IT deployment and strategy, commercial outsourcing and key commercial relationships and contracts, future roadmapping in key strategic areas, 5G and fiber capability, FMC synergies and penetration, cybersecurity protection and strategy, ventures and minority investments and capital expenditure budgeting and forecasting. His objectives related to the negotiation and execution of a complex outsourcing arrangement for technology services, entertainment rollouts through our Horizon services, development of smart wi-fi roadmaps, improving the company’s security posture and acceleration of AI intelligence initiatives across the entire company.

•

Mr. Salvato’s objectives related to overall corporate development strategy, M&A strategy, negotiation and transaction execution, divestitures and joint ventures, content negotiations and transactions across our multinational company, ventures and minority investments and other corporate development activities. His objectives related to the launch of our nexfibre joint venture in the U.K., the Telenet take-private transaction and the planning, negotiation and execution of other specific M&A transactions.

In each case, the compensation committee also considered how these goals were affected by the size and complexity of our company. In light of our company’s accomplishments, as highlighted above in “Executive Summary-2023 Business Highlights,” the compensation committee and Mr. Fries determined that each executive met or exceeded their objectives for 2023 and had outstanding performance taking into account numerous variables such as macro-economic conditions, competition and other factors.

The compensation committee determined that Mr. Fries over-performed on his individual objectives, but at Mr. Fries’ direction, the committee was asked to allocate this earned bonus amount for individual over-performance to the other executives in the executive leadership team to recognize their strong individual performance. Amounts paid to the NEOs are shown below, with each executive overperforming against their objectives.

Name	2023 Earned Bonus Amount ($) (1)	Portion of Bonus Paid in Cash ($)	Portion of Bonus Paid in Shares (2)
Michael T. Fries	$15,518,263	$15,518,263	$—
Charles H.R. Bracken	4,226,441	4,000,000	226,441
Bryan H. Hall	2,999,428	749,857	2,249,571
Enrique Rodriguez	2,999,428	—	2,999,428
Andrea Salvato	3,735,636	3,500,000	235,636

(1)	Final payouts of approved bonus awards were subject to further adjustments due to rounding, exchange rates and other factors.

(2)	A portion of the bonus paid in shares of the company are subject to the SHIP, as further described below.

The compensation committee approved payment of the 2023 earned bonus amounts to our NEOs, and certain other officers and key employees in the form of cash up to 100% of such person’s target bonus amount, with any over-performance paid in shares of our capital stock through our SHIP program. Messrs. Hall and Rodriguez previously elected to participate in the SHIP program with respect to a certain percentage of their annual bonus awards, and such amount was, therefore, paid in shares of the company stock. Mr. Hall also elected to participate in our deferred compensation plan with respect to a portion of the cash amount that he would receive. The number of common shares actually granted were based on each executive’s SHIP election, the amount of above-target annual performance bonus earned (including any additional payout for individual performance) and the closing prices of our Liberty Global Class A and Liberty Global Class C shares on March 8, 2024. All common shares granted as part of the 2023 Annual Bonus payout were treated as SHIP election shares and, accordingly, the respective employee received a grant of “premium” RSUs for the number of shares representing 12.5% of the shares issued to them in the 2023 Annual Bonus Program, which vest on March 1, 2025 if the participant meets the holding requirements under the SHIP.

The amounts paid to our NEOs under the 2023 Annual Bonus Program in shares and cash are reflected in the Summary Compensation Table below under the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns, respectively.

Long-Term Incentive Awards

General. Multi-year, conventional and performance-based long-term incentive awards, mainly based in equity, have historically represented a significant portion of our executives’ compensation. These awards ensure that our executives have a continuing stake in our company’s success, align their interests with our shareholders and also encourage retention through vesting requirements and forfeiture provisions. Each year, the compensation committee sets a target annual long-term incentive value for each NEO. During 2023, RSUs and SARs utilized in the company’s long-term incentive awards were issued in common shares of the company at a ratio of one-third Class A and two-thirds Class C shares. The RSUs and SARs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events, and are subject to stated time-vesting as determined by the compensation committee for the particular grant year. The SARs have a standard term of ten years before expiration.

In adopting its general approach to equity incentive compensation, the compensation committee has made the following observations:

•	Organizational risks of incentive compensation should be reduced through:

•	using multiple equity vehicles (RSUs, SARs and VIP) with different performance, retention, risk and reward profiles;

•	spreading target incentive compensation over multiple and overlapping performance/service periods and permitting changes to the performance metrics, weighting and targets from grant to grant;

•	SARs and RSUs, provide a retention mechanism and strong alignment with shareholders to realize a greater total shareholder return; and

•	risk of forfeiture and reduction of performance equity awards help ensure accountability of each executive for his or her own performance against personally tailored performance goals.

Long-Term Incentive Plan 2023. The company implemented a three-pronged a long-term equity incentive plan for our NEOs in 2023, comprised of a grant of RSUs, SARs and awards under the company’s Ventures Incentive Plan (VIP), which operates on a rolling three-year basis (collectively, the 2023 LTIP). The 2023 LTIP was designed to encourage long-term company share price growth by increasing the economic ownership each NEO holds in the company. The grants made under the 2023 LTIP were significantly weighted in SARs, with exercise prices of $18.52 and $19.38 for our Class A and Class C shares, respectively. The value of these SARs depends entirely on share price appreciation above such prices. This focuses management’s efforts on achieving sustainable share price appreciation over the long term and directly aligns their interests with those of our shareholders who, like our NEOs, see potential for long-term value creation through an ownership stake in the company.

In addition, our NEOs received a grant of VIP awards in 2023 that will vest in 2026 (the 2023 VIP Grants). The VIP is based upon performance of the company’s Ventures portfolio of investments over the applicable three-year period. The 2023 VIP Grants are designed to incentivize management’s efforts to drive growth and value in the company’s Ventures portfolio, which has increasing scale and importance within the company’s business. The payout under the VIP is determined by changes (positive or negative) in the valuation of the portfolio over the performance period. The valuation of the portfolio is performed by a third-party auditor using detailed valuation principles. The earned portion of the VIP will be paid at the end of the performance period, either in company shares or cash at the option of the compensation committee.

The 2023 LTIP for our NEOs included a grant made in March 2023 for each NEO’s annual long-term incentive target value for 2023. The components of the 2023 LTIP for our NEOs are set forth below.

2023 LTIP Target Value Granted

	Target Annual Equity Value in the Form of
Name	Liberty Global Class A RSU Grants ($)	Liberty Global Class C RSU Grants ($)	Liberty Global Class A SARs Grants ($)	Liberty Global Class C SARs Grants ($)	VIP Award Grants ($)
Michael T. Fries	$—	10,786,249	$—	9,255,874	2,200,000
Charles H.R. Bracken	989,338	2,070,559	854,259	1,774,235	625,000
Bryan H. Hall	672,758	1,407,996	580,896	1,206,480	425,000
Enrique Rodriguez	838,956	1,755,828	724,409	1,504,546	530,000
Andrea Salvato	949,761	1,987,729	820,089	1,703,265	600,000

The RSU awards and the SAR awards granted pursuant to the 2023 LTIP to our NEOs are reflected in the Summary Compensation Table below under the “Stock Awards” and “Option Awards” columns, respectively.

Extension of SARs Granted in 2016, 2017 and 2018. In April 2023, the compensation committee and the board of directors extended the expiration date of SARs and director options granted in 2016, 2017, and 2018 from the seventh anniversary to the tenth anniversary of the original grants to align with current company and industry practice and to further incentivize the achievement of the company’s objectives. There was no change to the exercise prices of the 2016, 2017, and 2018 SARs and director options. They have exercise prices ranging from $30.47 to $32.81 (for 2016), $28.83 to $37.45 (for 2017), and $25.98 to $30.14 (for 2018) in Class A common shares and from $29.64 to $31.65 (for 2016), $27.85 to $36.32 (for 2017), and $25.44 to $29.07 (for 2018) in Class C common shares. For the company’s executive officers, the exact number of SARs and their exercise prices are shown in previously filed Forms 4.

Share Ownership Policy

Our compensation committee has established an Executive Share Ownership Policy, as amended and restated, for our executive officers and senior officers. This policy helps to ensure that our senior management has a significant stake maximizing shareholder returns. The guidelines for ownership of our common shares based on an individual’s level in our company are as follows:

Position	Guideline
Chief Executive Officer	5 times base salary
Executive Vice Presidents	4 times base salary
All other members of the Executive Leadership Team	3 times base salary

Executive and senior officers, who were subject to the policy at the time of adoption, are expected to be in compliance. New executive and senior officers must comply within four years of the date they become subject to the policy. Employees who are currently subject to the policy but are subsequently promoted are given a three-year grace period to come into compliance with their new ownership requirements. Each of the following are counted toward officer compliance with the policy: (1) shares owned jointly with, in trust or separately by the officer’s spouse and minor children, (2) 50% of the value of vested common shares held in the officer’s account in the 401(k) Plan and (3) 50% of the value of vested and in-the-money options and SARs and/or using a valuation methodology generally consistent with the Black-Scholes valuation methodology for vested options and SARs.

As of March 25, 2024, the value of the common shares owned by our CEO, as calculated in accordance with the policy, significantly exceeded five times his base salary. In addition, as of the filing of this proxy statement, all employees subject to the policy have been deemed to be in compliance with the terms of the policy.

Deferred Compensation Plan

Under the Liberty Global Deferred Compensation Plan (the Deferred Compensation Plan), our NEOs and other officers who are U.S. taxpayers and who are designated by our compensation committee as able to participate, may elect to defer payment of certain of their compensation as described under—Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our senior management. For U.S.-based employees, Liberty Global makes matching contributions to its defined contribution 401(k) Plan that are capped in accordance with U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior leaders. The compensation committee noted in adopting the Deferred Compensation Plan that the corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that we will have use of the cash in the interim. Although our compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our NEO compensation packages, as participation in the plan, and to what extent, is at each participant’s discretion.

Other Benefits

The personal benefits we provide are limited in scope and fall into the following principal categories: participation in our 401(k) plan (for U.S.-based NEOs) or our Pension Plan (for U.K.-based NEOs), limited personal use of our corporate aircraft; an annual automobile allowance or use of a company car for our executive officers; reasonable legal expenses in connection with entering into employment agreements; an executive health plan; and charitable giving by Liberty Global.

Each of our U.S.-based employees, including U.S.-based NEOs, may contribute to our 401(k) plan. Under our 401(k) plan, the company will match, in Liberty Global Class C shares, an employee’s contribution 100% up to the lesser of 10% of the employee’s base salary or the applicable federal limit.

As part of the defined contribution retirement benefit available to all our U.K.-based employees, including all U.K.-based NEOs, the company makes matching contributions to the Liberty Global Group Pension Plan on the employee’s behalf, subject to statutory maximums. The company’s contributions are on a 1 for 1 basis, up to 10% of the employee’s base salary. Any such company contributions above the statutory maximum are paid to the employee as a taxable cash allowance.

Under our aircraft policy, our CEO, other executive officers and certain senior officers may, with our CEO’s approval, use our corporate aircraft for personal travel, subject to reimbursing us for applicable taxes. The annual flight hours for Mr. Fries’ personal use of our aircraft is 120 hours per year without cost reimbursement. Mr. Bracken’s personal use of our aircraft is 25 hours per year without cost reimbursement. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.

The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by such officer and by such officer’s personal guests determined using: (a) a method based on the Standard Industry Fare Level rates, as published by the U.S. Internal Revenue Service (IRS) (in the case of U.S. taxpayers) or (b) as agreed with the U.K. tax authority periodically, a cost base valuation for personal use and the marginal cost for guests (in the case of U.K. taxpayers). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use.

The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described in the notes to the Summary Compensation Table below. Because our aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft and costs of maintenance and upkeep.

Annual automobile allowances for executive employees are a standard benefit in Europe, and in order to align basic compensation with executives in the U.S., we have extended this allowance to some U.S.-based executives. We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists. Our NEOs also participate in various benefit plans offered to all salaried employees in the applicable country of employment. We also provide reimbursement of reasonable legal expenses to some executives, including NEOs, in connection with the negotiation and execution of their employment agreements, on a case-by-case basis.

Recoupment Policy

We have adopted a recoupment policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under our recoupment policy, in the event of a restatement of our financial statements, the compensation committee is authorized to recover certain incentive-based compensation paid to an executive officer of the company to the extent such incentive-based compensation was paid on the basis of such restated financial statements and the amount paid to the executive officer exceeds the amount the executive officer would have received under the restated financial statements (Erroneously Awarded Compensation). This repayment obligation applies whether or not the errors in the financial statements involve fraud or misconduct. The compensation committee administers our recoupment policy and is the final arbiter of the amounts of any Erroneously Awarded Compensation.

Post-Employment Benefits and Change-in-Control

Each of our NEOs are entitled to post-employment benefits under their employment agreements. See—Employment and Other Agreements below. Otherwise, they are entitled to the same benefit of accelerated vesting of all or part of equity awards made under the 2014 Incentive Plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2014 Incentive Plan provides the same treatment to all holders of equity awards granted under this plan upon the occurrence of certain change-in-control events. Accordingly, the existence of these potential post-employment and change-in-control benefits has not influenced our compensation committee’s decisions with respect to executive compensation.

In designing the terms for RSU awards, our compensation committee determined that only a limited set of events would warrant automatic acceleration of awards thereunder. The terms of the RSU awards do not guarantee that any portion of an award will be deemed earned upon termination of employment, except for death. The vesting of earned RSU awards will not be accelerated upon termination of employment, except for death, disability or retirement (as defined in the 2014 Incentive Plan). Awards will only be accelerated upon specified change-in-control events if the awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, there will not be an assumption or continuation of the awards on equivalent terms. For details regarding the acceleration of our CEO’s awards in connection with a change-in-control event please see the description of the Fries Agreement under—Employment and Other Agreements.

The compensation committee believes these limited acceleration events related to a change in control provide appropriate protection to participants and serve to maintain morale and aid retention during the disruptive circumstances of a change in control. Additionally, the The compensation committee can accelerate vesting of an individual’s award or amend an individual’s award agreement in its discretion when appropriate under the circumstances.

For additional information on post-employment benefits and change-in-control provisions, see—Potential Payments upon Termination or Change-in-Control below.

Timing of Equity Awards

The compensation committee generally approves the annual equity incentive awards around March 25 of each year. This timing allows the awards to be aligned with long-range benchmarking, annual performance reviews, annual bonus determinations and our company’s financial reporting calendar. The current practice is for the exercise price or base price of option and SAR grants to be set at the closing prices of the applicable class of our common shares on the grant date, which is the date of the compensation committee meeting on or around March 25 of the same year.

For purposes of determining the number of Liberty Global Class A and Liberty Global Class C RSUs and SARs to be granted each year to our executive officers and other key employees, our compensation committee has adopted a policy of using the weighted average of the closing prices of such shares for a five-day trading period ending on the second trading day preceding the date of the compensation committee meeting at which the grants are approved.

Compensation Committee Report

The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Members of the

Compensation Committee:

Andrew J. Cole

Paul A. Gould

Richard R. Green

Larry Romrell (chairman)

Summary Compensation Table

The Summary Compensation Table below sets forth information concerning the compensation of our named executive officers for fiscal years 2023, 2022 and 2021.

CEO & NEO Compensation Generally

The Summary Compensation Table below includes in the “Total” compensation column for the CEO and each NEO future unearned compensation in the form of equity awards that are subject to time vesting, which may not be paid (if at all) for several years, and the figures assume certain levels of stock appreciation. These amounts are aggregated into a single year lump sum amount, which was not in fact paid during the year in question.

Grant Date Fair Value. The Summary Compensation table below uses grant date fair values for the equity awards, which assumes 100% performance and vesting, as well as stock appreciation, and may not reflect actual compensation received or realized. Market conditions could significantly impact actual outcomes.

Exchange Rates. Our U.K.-based NEOs received all or a portion of their respective salaries, perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.8042 for 2023, 0.8112 for 2022 and 0.7269 for 2021).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Michael T. Fries	2023	2,563,000		—	10,786,249	13,522,965	15,518,263		—	2,170,423	44,560,900

Chief Executive Officer & President	2022	2,563,000		—	199,144	—	15,254,154		—	986,045	19,002,343
	2021	2,563,000		—	1,538,646	41,656,748	15,500,000		—	728,515	61,986,909	(1)

Charles H.R. Bracken	2023	1,164,822		73,559	3,316,301	4,524,425	3,926,441		—	243,621	13,249,169

EVP & Chief Financial Officer	2022	1,106,386	(7)	110,188	326,587	—	3,389,812		—	165,875	5,098,848
	2021	1,205,462		—	3,937,423	9,386,737	3,000,000		—	166,359	17,695,981

Bryan H. Hall	2023	1,193,385	(8)	—	4,351,693	2,624,949	749,857	(8)	379,819	37,044	9,336,747

EVP & General Counsel	2022	1,143,569	(8)	78,706	231,118	—	2,421,294	(8)	389,817	36,780	4,301,284
	2021	1,116,723		—	2,788,778	6,427,803	2,500,000		240,379	35,721	13,109,404

Enrique Rodriguez	2023	1,141,192	(9)	—	5,615,581	2,726,763	—		220,036	72,691	9,776,263

EVP & Chief Technology Officer	2022	1,093,835	(9)	78,706	464,492	—	2,421,294	(9)	118,849	34,126	4,211,302
	2021	1,067,985		—	5,326,550	6,759,976	782,204	(9)	48,621	20,637	14,005,973

Andrea Salvato	2023	959,649		64,364	3,223,771	3,183,133	3,435,636		—	152,001	11,018,554

EVP & Chief Development Officer	2022	911,612	(7)	94,447	753,209	183,106	2,905,553		—	102,602	4,950,529
	2021	984,661		—	3,331,147	6,790,497	2,500,000		—	120,994	13,727,299

(1)

Amount includes “Option Awards” for the 2021-2022 LTIP, which combined two years’ of long-term incentive awards and includes additional share-based compensation expense associated with extending the term of the 2014 and 2015 SARs from seven years to ten.

(2)

The dollar amounts shown in the “Stock Awards” column reflect the grant date fair value of equity awards granted to our NEOs, determined in accordance with Topic 718 of the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC 718). There can be no assurance that these grant date fair values will ever be realized by an NEO. For 2023, the Stock Awards column shows the value of shares of the company’s stock issued in 2023 to the NEO as part of (i) the 2023 LTIP and (ii) the SHIP portion of his 2023 annual performance bonus awards and premium RSUs issued to the NEO representing the gross number of common shares issued under the SHIP. For 2022, the Stock Awards column shows the value of shares issued to the NEO for the SHIP portion of his 2021 annual performance bonus awards and premium RSUs issued to the NEOs representing 12.5% of the gross number of common shares issued under SHIP. Except for the shares issued pursuant to the SHIP and certain top-up awards issued to Mr. Salvato (the Salvato Top-Up Grant), none of the NEOs received additional stock awards under the 2021-2022 LTIP in 2022.

(3)

The dollar amounts shown in the “Option Awards” column reflect (i) the grant date fair value of equity awards granted our NEOs and (ii) the incremental compensation expense associated with the extension of SARs issued in each of 2016, 2017, and 2018 from a seven-year term to a ten-year term, both determined in accordance with FASB ASC 718. The table assumes vesting and performance at 100% of their grant date fair values. The dollar amounts for the SAR awards granted March 24, 2023, reflect the impact of estimated forfeitures and a risk-free interest rate of 3.25%, a volatility rate ranging from 32.57% to 32.91% and an expected term of 4.30 years for all NEOs. The March 24, 2023 SARs are subject to annual time vesting over a three-year service period vesting on May 1 of each year in equal installments. All SAR awards granted before 2019 originally had a seven-year term. All SAR awards granted after 2018 have a ten-year term. In April 2023, the compensation committee extended the expiration date on SARs issued in each of 2016, 2017 and 2018 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. The incremental fair value associated with extending the expiration date for the SARs issued to: (i) Mr. Fries was $1,035,507 in 2016, $1,187,462 in 2017 and $2,044,122 in 2018, (ii) Mr. Bracken was $295,851 in 2016, $1,054,982 in 2017 and $545,098 in 2018, (iii) Mr. Hall was $236,687 in 2016, $237,490 in 2017 and $363,396 in 2018, (iv) Mr. Rodriguez was $497,807 in 2018 (Mr. Rodriguez did not join the company until 2018) and (v) Mr. Salvato was $147,945 in 2016, $148,438 in 2017 and $363,396 in 2018, and reflects estimated forfeitures and a risk-free rate of: (a) between (a) 1.24% and 1.46% for 2016, (b) 1.89% and 2.16% for 2017 and (c) 2.76% and 2.85% for 2018, a volatility rate ranging from: (x) 27.40% to 29.70% for 2016, (y) 25.90% to 29.60% for 2017 and (z) 30.20% to 32.14% for 2018 and an expected term ranging from: (A) 4.2 to 5.5 years for 2016, (B) 4.2 to 6.4 years for 2017 and (C) 4.2 years for 2018. The “Option Awards” for 2022 column also reflects the SARs portion of the Salvato Top-Up Grant.

(4)

The dollar amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of the NEO’s annual performance bonus awards (minus the individual performance component, if applicable) earned by the NEOs during the years indicated. These amounts do not reflect premium bonus amounts earned by the applicable NEO for over-performance during the year. Such premium amounts are included in the Stock Awards column of the above table. The company split the award between shares and cash prior to deductions for applicable withholdings, which withholding amounts are included in the amounts in the above table.

(5)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set. The company does not have a pension or other defined benefit-type plan that it offers to its executives or senior officers.

(6)	The following table provides additional information about the 2023 amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

Name	Company Contribution Under 401(k) Plan ($)	Company Contribution Under U.K. Defined Contribution Plan ($)	Auto Allowance ($)	Misc. ($)(a)	Total ($)
Michael T. Fries	30,000	—	—	2,140,423	2,170,423
Charles H.R. Bracken	—	111,197	18,025	114,399	243,621
Bryan H. Hall	21,600	—	15,000	444	37,044
Enrique Rodriguez	30,000	—	—	42,691	72,691
Andrea Salvato	—	95,965	18,025	38,011	152,001

(a)	Amounts include the following:

•	Premiums for term life insurance for each of Messrs. Fries, Bracken, Hall, Rodriguez and Salvato and limited event tickets for Messrs. Fries and Hall.

•

Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by each of the following NEOs is: Mr. Fries ($660,956), Mr. Bracken ($35,953), Mr. Rodriguez ($42,247) and Mr. Salvato ($12,216). Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hangar and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

•	Contributions to several charitable and non-profit organizations made by Liberty Global at the request of Mr. Fries in an aggregate amount of $477,500.

•

The company provides customary support for a portion of living and related expenses in international locations under the Fries Agreement (as defined below) due to the frequency and duration of his work abroad for our company, including partial assistance with housing, tax return preparation and planning and related costs through direct payments to certain suppliers. Mr. Fries directly covers the majority of costs himself. The amount of the international support in 2023 under the Fries Agreement was $999,022.

(7)	In the case of Messrs. Bracken and Salvato, the decrease is as a result of currency exchange rates during 2022.

(8)

Mr. Hall elected to defer $112,479 and $2,000,000 of his 2023 and 2022 annual performance bonus awards, respectively, pursuant to our Deferred Compensation Plan at the time such award was paid in 2024 or 2023, as applicable. Mr. Hall also elected to defer $83,537 and $800,499 of his 2023 and 2022 salaries, respectively. The amounts deferred accrue interest at the rate of 8.0% per annum compounded daily until paid in full.

(9)

Mr. Rodriguez elected to defer $684,715 and $656,301 of his 2023 and 2022 salaries, respectively, pursuant to our Deferred Compensation Plan and elected to defer $1,500,000 and $469,322 of his 2022 and 2021 annual performance bonus awards, respectively, at the time such awards were paid in 2023 and 2022, as applicable. The deferred amounts accrue interest at the rate of 8.0% per annum compounded daily until paid in full.

Grants of Plan-Based Awards

The table below sets forth certain information concerning the grants of equity-based awards under the 2014 Incentive Plan and the annual performance bonus awards granted to certain of our named executive officers during the year ended December 31, 2023, as described below under —Narrative to Summary Compensation and Grants of Plan-Based Awards Table. The actual amount of the 2023 annual performance bonus award approved for each NEO is reflected in the “Stock Awards” column of the Summary Compensation Table above for the portion paid in shares and RSUs and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the portion paid in cash.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold ($)	Target ($)(1)	Maximum ($)(1)

Michael T. Fries	03/24/2023		03/24/2023	—	16,000,000	16,000,000

Liberty Global Class A	03/24/2023		03/24/2023				—	—	7,050,000

Liberty Global Class C	03/24/2023		03/24/2023				—	—	14,100,000

N/A	03/24/2023		03/24/2023				—	2,200,000

Liberty Global Class C	03/24/2023		03/24/2023							556,566			10,786,249

Liberty Global Class C	03/24/2023		03/24/2023								1,504,272	19.38	9,255,874

Liberty Global Class A	04/21/2023	(4)	04/21/2023								211,882	32.81	293,934

Liberty Global Class C	04/21/2023	(4)	04/21/2023								423,764	31.65	741,573

Liberty Global Class A	04/21/2023	(4)	04/21/2023								227,832	35.69	354,808

Liberty Global Class C	04/21/2023	(4)	04/21/2023								455,664	34.8	832,654

Liberty Global Class A	04/21/2023	(4)	04/21/2023								294,117	29.88	643,092

Liberty Global Class C	04/21/2023	(4)	04/21/2023								588,234	28.94	1,401,029

Charles H.R. Bracken	03/24/2023		03/24/2023	—	4,000,000	4,000,000

Liberty Global Class A	03/24/2023		03/24/2023				—	—	1,762,500

Liberty Global Class C	03/24/2023		03/24/2023				—	—	3,525,000

N/A	03/24/2023		03/24/2023				—	625,000

Liberty Global Class A	03/10/2023		02/16/2023							523			9,681

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold ($)	Target ($)(1)	Maximum ($)(1)

Liberty Global Class C	03/10/2023		02/16/2023							1,046			20,282

Liberty Global Class A	03/24/2023		03/24/2023							53,420			989,338

Liberty Global Class C	03/24/2023		03/24/2023							106,840			2,070,559

Liberty Global Class A	03/24/2023		03/24/2023								144,175	18.52	854,259

Liberty Global Class C	03/24/2023		03/24/2023								288,350	19.38	1,774,235

Liberty Global Class A	04/21/2023	(4)	04/21/2023								60,536	32.81	83,979

Liberty Global Class C	04/21/2023	(4)	04/21/2023								121,072	31.65	211,872

Liberty Global Class A	04/21/2023	(4)	04/21/2023								166,666	37.45	221,438

Liberty Global Class C	04/21/2023	(4)	04/21/2023								333,334	36.32	536,679

Liberty Global Class A	04/21/2023	(4)	04/21/2023								56,958	35.69	88,702

Liberty Global Class C	04/21/2023	(4)	04/21/2023								113,916	34.8	208,163

Liberty Global Class A	04/21/2023	(4)	04/21/2023								78,431	29.88	171,491

Liberty Global Class C	04/21/2023	(4)	04/21/2023								156,862	28.94	373,607

Bryan H. Hall	03/24/2023		03/24/2023	—	2,750,000	2,750,000

Liberty Global Class A	03/24/2023		03/24/2023				—	—	1,211,719

Liberty Global Class C	03/24/2023		03/24/2023				—	—	2,423,438

N/A	03/24/2023		03/24/2023				—	425,000

Liberty Global Class A	03/10/2023		02/16/2023				—			373			6,904

Liberty Global Class C	03/10/2023		02/16/2023				—			746			14,465

Liberty Global Class A	03/24/2023		03/24/2023							36,326			672,758

Liberty Global Class C	03/24/2023		03/24/2023							72,652			1,407,996

Liberty Global Class A	03/24/2023		03/24/2023								98,039	18.52	580,896

Liberty Global Class C	03/24/2023		03/24/2023								196,078	19.38	1,206,480

Liberty Global Class A	04/21/2023	(4)	04/21/2023								48,430	32.81	67,185

Liberty Global Class C	04/21/2023	(4)	04/21/2023								96,860	31.65	169,502

Liberty Global Class A	04/21/2023	(4)	04/21/2023								45,566	35.69	70,961

Liberty Global Class C	04/21/2023	(4)	04/21/2023								91,132	34.80	166,529

Liberty Global Class A	04/21/2023	(4)	04/21/2023								52,287	29.88	114,327

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold ($)	Target ($)(1)	Maximum ($)(1)

Liberty Global Class C	04/21/2023	(4)	04/21/2023								104,574	28.94	249,070

Enrique Rodriguez	03/24/2023		03/24/2023	—	2,750,000	2,750,000

Liberty Global Class A	03/24/2023		03/24/2023				—	—	1,211,719

Liberty Global Class C	03/24/2023		03/24/2023				—	—	2,423,438

N/A	03/24/2023		03/24/2023				—	530,000

Liberty Global Class A	03/10/2023		02/16/2023				—			373			6,904

Liberty Global Class C	03/10/2023		02/16/2023				—			746			14,465

Liberty Global Class A	03/24/2023		03/24/2023							45,300			838,956

Liberty Global Class C	03/24/2023		03/24/2023							90,600			1,755,828

Liberty Global Class A	03/24/2023		03/24/2023								122,260	18.52	724,409

Liberty Global Class C	03/24/2023		03/24/2023								244,520	19.38	1,504,546

Liberty Global Class A	04/21/2023	(4)	04/21/2023								71,777	28.97	157,666

Liberty Global Class C	04/21/2023	(4)	04/21/2023								143,554	27.81	340,141

Andrea Salvato	03/24/2023		03/24/2023	—	3,500,000	3,500,000

Liberty Global Class A	03/24/2023		03/24/2023				—	—	1,542,188

Liberty Global Class C	03/24/2023		03/24/2023				—	—	3,084,375

N/A	03/24/2023		03/24/2023				—	600,000

Liberty Global Class A	03/10/2023		02/16/2023							884			16,363

Liberty Global Class C	03/10/2023		02/16/2023							1,768			34,282

Liberty Global Class A	03/24/2023		03/24/2023							51,283			949,761

Liberty Global Class C	03/24/2023		03/24/2023							102,566			1,987,729

Liberty Global Class A	03/24/2023		03/24/2023								138,408	18.52	820,089

Liberty Global Class C	03/24/2023		03/24/2023								276,816	19.38	1,703,265

Liberty Global Class A	04/21/2023	(4)	04/21/2023								30,272	32.81	41,995

Liberty Global Class C	04/21/2023	(4)	04/21/2023								60,544	31.65	105,950

Liberty Global Class A	04/21/2023	(4)	04/21/2023								28,480	35.69	44,353

Liberty Global Class C	04/21/2023	(4)	04/21/2023								56,960	34.8	104,085

Liberty Global Class A	04/21/2023	(4)	04/21/2023								52,287	29.88	114,327

Liberty Global Class C	04/21/2023	(4)	04/21/2023								104,574	28.94	249,070

(1)

Pursuant to the SHIP, our NEOs could elect to receive up to 100% of their annual bonus in common shares of Liberty Global in lieu of cash. NEOs who elected to receive shares in respect to their annual bonus also received RSUs equal to 12.5% of the gross number of shares earned under the 2023 Annual Bonus Program as more fully described in —Compensation Discussion and Analysis—Elements of Our Compensation Packages—Annual Performance Bonus Awards above. Additionally, in the case of our NEOs, any earned bonus amounts up to the target bonus amount for each NEO will be paid in cash, with any over-performance paid in common shares of the company under the SHIP. The RSUs vest on March 1, 2025, provided the NEO holds all of the shares issued in respect to the 2023 Annual Bonus Program through that period. With respect to all NEOs, such amounts consist of awards under the 2023 VIP granted on March 24, 2023, reflecting target values of $2,200,000 for Mr. Fries, $625,000 for Mr. Bracken, $425,000 for Mr. Hall, $530,000 Mr. Rodriguez and $600,000 for Mr. Salvato.

(2)

Consists of a grant of (i) premium RSUs on March 10, 2023, pursuant to the SHIP, equal to 12.5% of the gross number of shares earned under the 2023 Annual Bonus Program. As each NEO held their 2023 Annual Bonus Program shares through their applicable vesting period, these awards fully vested on March 1, 2024, and (ii) a grant of RSUs under the 2023 LTIP.

(3)

With respect to all NEOs, consists of (i) the grant date fair value at the time of the grant of SAR awards to our NEOs in 2023, and (ii) the incremental compensation expense associated with the extension of SARs issued in 2016, 2017 and 2018 from a seven-year term to a ten-year term, both determined in accordance with FASB ASC 718. The table assumes vesting and performance at 100% of their grant date fair values. The dollar amounts for the SAR awards granted March 24, 2023, reflect risk-free interest rates of 3.25%, a volatility rate ranging from 32.57% to 32.91% and an expected term of 4.3 years for all NEOs. The SARs granted on March 24, 2023 are subject to annual time vesting over a three-year service period vesting on May 1 of each of 2024, 2025 and 2026 in equal installments. All SAR awards granted before 2019 have a seven-year term. All SAR awards granted after 2018 have a ten-year term. For the 2016, 2017 and 2018 SARs that were extended, the incremental fair value associated was $4,267,091 for Mr. Fries, $ 1,895,931 for Mr. Bracken, $837,573 for Mr. Hall, $497,807 for Mr. Rodriquez and $659,779 for Mr. Salvato.

(4)

These SARs with a grant date of April 21, 2023 reflect the 2016, 2017 and 2018 SAR extensions as more fully described in —Compensation Discussion and Analysis—Elements of Our Compensation Packages—Equity Incentive Awards—Extension of SARs Granted in 2016, 2017 and 2018 above

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The amounts reported for 2023 in the Summary Compensation Table include salary, annual performance bonuses, equity incentive grants, benefits and perquisites as more fully described in —Elements of Our Compensation Packages above and —Employment and Other Agreements below. The following discussion focuses on the annual performance bonus award component of 2023 total compensation reflected in the Grants of Plan-Based Awards Table above. Additional information with respect to the other components of 2023 compensation is provided in the notes to the Summary Compensation Table above. Also discussed are vesting and forfeiture provisions applicable to the RSU awards granted in 2023 under the 2023 LTIP. For information on the effect of a termination or change in control on these RSU awards, see —Potential Payments Upon Termination or Change-in-Control below.

The maximum achievable amount of the 2023 annual performance bonus awards for each of our NEOs is shown in the Grants of Plan-Based Awards Table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column. Because the compensation committee has discretion to pay no award, no “threshold” or minimum amounts are reflected in the Grants of Plan-Based Awards Table. The amount each NEO actually earned of his 2023 annual performance bonus award is reflected in the Summary Compensation Table under “Stock Awards” column for the portion paid in common shares and in the “Non-Equity Incentive Plan Compensation” column for the portion paid in cash. Our NEOs could elect for all, a portion (in 25% increments) or none of their award to be paid in shares under the SHIP, with the remainder, if any, paid in cash. Additionally, the compensation committee approved payment of 2023 annual performance bonuses to our executive officers, including our NEOs, and certain other officers and key employees in the form of cash up to 100% of target value and any over-performance in common shares of Liberty Global as more fully described in—Compensation Discussion and Analysis above.

Under the 2023 Annual Bonus Program, our NEOs who received a portion of their 2023 annual bonus payment in common shares also received Liberty Global Class A and/or Liberty Global Class C RSUs equal to 12.5% of the gross number of shares earned under the 2023 Annual Bonus Program. The RSUs will vest on March 1, 2025, provided the NEO holds all of the shares issued in respect of the 2023 Annual Bonus Program through that period. The 2023 bonus award portion delivered in shares was valued using the closing prices of our Liberty Global Class A and Liberty Global Class C shares as of market close on March 8, 2024.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information concerning options, SARs and restricted shares or RSUs held by our NEOs at year-end 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael T. Fries

Liberty Global Class A	201,746	—		32.37	5/1/2024
	157,121	—		42.01	5/1/2025
	211,882	—		32.81	5/1/2026
	227,832	—		35.69	5/1/2027
	294,117	—		29.88	5/1/2028
	522,284	—		25.97	3/7/2029
	395,131	—		24.90	4/1/2029
	517,368	—		16.05	4/1/2030

Liberty Global Class B	—	—		—

Liberty Global Class C	1,933,985	—		30.81	5/1/2024				556,566	(2)	10,786,249
	316,802	—		40.52	5/1/2025
	423,764	—		31.65	5/1/2026
	455,664	—		34.80	5/1/2027
	588,234	—		28.94	5/1/2028
	1,044,568	—		25.22	3/7/2029
	790,262	—		24.15	4/1/2029
	1,034,736	—		15.12	4/1/2030
	2,689,105	2,689,106	(1)	25.68	4/13/2031
	—	1,504,272	(2)	19.38	3/24/2033
Charles H.R. Bracken
Liberty Global Class A	67,243	—		32.37	5/1/2024				14,011	(1)	361,344
	52,376	—		42.01	5/1/2025				53,420	(2)	989,338
	60,536	—		32.81	5/1/2026	523	(3)	9,681
	166,666	—		37.45	2/21/2027
	56,958	—		35.69	5/1/2027
	78,431	—		29.88	5/1/2028
	139,275	—		25.97	3/7/2029
	94,831	—		24.90	4/1/2029
	59,127	—		16.05	4/1/2030
	191,780	191,781	(1)	25.79	4/13/2031
	—	144,175	(2)	18.52	3/24/2033
Liberty Global Class C	133,804	—		30.81	5/1/2024				28,022	(1)	719,605
	105,606	—		40.52	5/1/2025				106,840	(2)	2,070,559
	121,072	—		31.65	5/1/2026	1,046	(3)	20,282
	333,334	—		36.32	2/21/2027
	113,916	—		34.80	5/1/2027
	156,862	—		28.94	5/1/2028
	278,550	—		25.22	3/7/2029
	189,662	—		24.15	4/1/2029
	236,511	—		15.12	4/1/2030
	383,561	383,561	(1)	25.68	4/13/2031
	—	288,350	(2)	19.38	3/24/2033
Bryan H. Hall
Liberty Global Class A	53,794	—		32.37	5/1/2024				9,342	(1)	240,930
	41,903	—		42.01	5/1/2025				36,326	(2)	672,758
	48,430	—		32.81	5/1/2026	373	(3)	6,904
	45,566	—		35.69	5/1/2027

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

	52,287	—		29.88	5/1/2028
	92,850	—		25.97	3/7/2029
	63,221	—		24.90	4/1/2029
	118,255	—		16.05	4/1/2030
	127,853	127,854	(1)	25.79	4/13/2031
	—	98,039	(2)	18.52	3/24/2033
Liberty Global Class C	107,043	—		30.81	5/1/2024				18,682	(1)	479,754
	84,490	—		40.52	5/1/2025				72,652	(2)	1,407,996
	96,860	—		31.65	5/1/2026	746	(3)	14,465
	91,132	—		34.80	5/1/2027
	104,547	—		28.94	5/1/2028
	185,700	—		25.22	3/7/2029
	126,442	—		24.15	4/1/2029
	236,510	—		15.12	4/1/2030
	255,707	255,707	(1)	25.68	4/13/2031
	—	196,078	(2)	19.38	3/24/2033
Enrique Rodriguez
Liberty Global Class A	71,777	—		28.97	8/1/2025				11,677	(1)	301,150
	116,063	—		25.97	3/7/2029				45,300	(2)	838,956
	79,026	—		24.90	4/1/2029	373	(3)	6,904
	147,819	—		16.05	4/1/2030
	159,817	159,817	(1)	25.79	4/13/2031
	—	122,260	(2)	18.52	3/24/2033
Liberty Global Class C	143,554	—		27.81	8/1/2025				23,352	(1)	599,679
	232,126	—		25.22	3/7/2029				90,600	(2)	1,755,828
	158,052	—		24.15	4/1/2029	746	(3)	14,465
	295,638	—		15.12	4/1/2030
	319,634	319,634	(1)	25.68	4/13/2031
	—	244,520	(2)	19.38	3/24/2033
Andrea Salvato
Liberty Global Class A	23,535	—		32.37	5/1/2024				11,677	(1)	301,150
	18,328	—		42.01	5/1/2025				2,279	(4)	59,140
	30,272	—		32.81	5/1/2026				51,283	(2)	949,761
	28,480	—		35.69	5/1/2027	884	(3)	16,363
	52,287	—		29.88	5/1/2028
	92,850	—		25.97	3/7/2029
	63,221	—		24.90	4/1/2029
	118,255	—		16.05	4/1/2030
	159,817	159,817	(1)	25.79	4/13/2031
	2,695	5,391	(4)	25.95	4/1/2032
	—	138,408	(2)	18.52	3/24/2033
Liberty Global Class C	46,831	—		30.81	5/1/2024				23,352	(1)	599,679
	36,955	—		40.52	5/1/2025				4,558	(4)	120,286
	60,544	—		31.65	5/1/2026				102,566	(2)	1,987,729
	56,960	—		34.80	5/1/2027	1,768	(3)	34,282
	104,574	—		28.94	5/1/2028
	185,700	—		25.22	3/7/2029
	126,442	—		24.15	4/1/2029
	236,510	—		15.12	4/1/2030
	319,634	319,634	(1)	25.68	4/13/2031
	—	276,816	(2)	19.38	3/24/2033

(1)	Vests in full on May 1, 2024.

(2)	Vests in 3 equal annual installments from May 1, 2024 to May 1, 2026

(3)	Represents premium RSUs granted to the applicable officer as part of the 2023 Annual Bonus Program, which premium RSUs vested on March 1, 2024.

(4)	Vests in 2 equal remaining annual installments on each of May 1, 2024 and May 1, 2025.

Option/SAR Exercises and Shares Vested

The table below sets forth certain information concerning each exercise of options or SARs and vesting of restricted shares or RSUs held by our NEOs during the year ended December 31, 2023.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Michael T. Fries

Liberty Global Class A	—	—	—	—

Liberty Global Class C	—	—	151,463	3,043,521

Charles H.R. Bracken

Liberty Global Class A	—	—	44,033	842,708

Liberty Global Class C	—	—	88,064	1,761,890

Bryan H. Hall

Liberty Global Class A	—	—	29,581	566,031

Liberty Global Class C	—	—	59,161	1,183,443

Enrique Rodriguez

Liberty Global Class A	—	—	39,178	391,046

Liberty Global Class C	—	—	78,357	1,574,939

Andrea Salvato

Liberty Global Class A	—	—	37,397	501,343

Liberty Global Class C	—	—	74,793	1,491,933

(1)	Value reflects the aggregate amount of awards for the applicable class of shares that vested in 2023.

Deferred Compensation Plan

We have a Deferred Compensation Plan, pursuant to which officers of Liberty Global or its subsidiary LGI who are U.S. taxpayers may elect to defer all or any portion of such officer’s (1) annual performance bonus paid in cash, (2) annual salary up to limits specified by the compensation committee (currently 90%) and (3) award, if any, under a current or future multi-year performance award arrangement.

Cash compensation deferred under the Deferred Compensation Plan in 2023 was credited with interest at the rate of 8.0% per year, compounded daily (the credited interest fund). In setting the interest rate, our compensation committee reviews data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. The compensation committee reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.

The Deferred Compensation Plan provides our compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change-in-control events and distribute each participant’s account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in up to three installments upon the date or dates selected by the participant, or in up to five equal annual installments, or in a lump sum when the participant experiences a separation of service with the company. At the participant’s request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his or her account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.

Messrs. Hall and Rodriguez, each a U.S. taxpayer, have deferred compensation under the Deferred Compensation Plan. The table below sets forth certain information concerning the deferred compensation of these officers at year-end 2023.

Name	Executive Contribution in Last FY ($)		Aggregate Earnings in Last FY (1)($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Bryan H. Hall	83,537	(2)	484,597	1,148,132	5,992,720	(3)
Enrique Rodriguez	2,184,715	(4)	329,584	—	4,898,356	(5)

(1)	Of these amounts, the following were reported in the Summary Compensation Table as above-market earnings that were credited to the NEO’s account during 2023:

Name	Amount ($)
Bryan H. Hall	379,819
Enrique Rodriguez	220,036

(2)	Includes salary contributed in 2023 of $83,537.

(3)

Includes salary contributed as follows: $800,499 in 2022 and $83,537 in 2023. Also, includes annual performance bonus award amounts of $1,735,389 and $2,000,000 contributed in 2021 and 2022, respectively.

(4)	Includes salary of $684,715 contributed in 2023. Also, includes annual performance bonus award amount of $1,500,000 contributed in 2023.

(5)

Includes salary contributed as follows: $640,791 in 2021, $656,301 in 2022 and $684,715 in 2023. Also includes annual performance bonus award amounts of $469,322 and $1,500,000 in 2022 and 2023, respectively.

Employment and Other Agreements

We have employment agreements with Mr. Fries to serve as our CEO, Mr. Bracken to serve as our chief financial officer, Mr. Hall to serve as our general counsel, Mr. Rodriguez to serve as our chief technology officer and Mr. Salvato to serve as our chief development officer. We have not adopted a severance policy covering our executive officers other than as specified in their employment agreements, if applicable.

Michael T. Fries

Introduction. On April 30, 2019, we entered into a new five-year term employment agreement (the Fries Agreement) with our CEO, the term of which ends on April 30, 2024, but will automatically renew for successive one-year terms until terminated by the company or Mr. Fries on 180 days’ notice. The terms of the Fries Agreement are based on U.S. customs and standards, as we are competing with U.S. companies for senior management personnel based in the U.S.

Summary of the Fries Agreement. Mr. Fries’ salary for 2024 is $2,563,000 and is subject to annual increase at the discretion of the compensation committee. Pursuant to the Fries Agreement, Mr. Fries was entitled to an annual performance bonus award opportunity with a target amount of $16.0 million for 2023, which increases by $250,000 each year. The bonus award is not guaranteed and is dependent upon our company achieving the performance metrics in the year in question and Mr. Fries achieving his individual objectives established by the compensation committee, which may contain qualitative and quantitative goals. Mr. Fries may elect to receive his annual bonus payment in Liberty Global Class A, Class B and/or Class C shares in lieu of cash under the shareholding incentive program of our annual performance bonus plan.

Mr. Fries participates in our equity compensation programs on the same basis as other executives of our company. Pursuant to these programs, Mr. Fries is entitled to receive grants of annual equity awards (the Annual Equity Awards). The Annual Equity Awards granted to Mr. Fries may be in the form of PSUs, RSUs, PSARs,

SARs, restricted shares or other forms of equity as determined by the compensation committee, with the terms and conditions substantially the same as those for our other senior executive officers. In 2023, the target value of the Annual Equity Awards was $22.0 million, increasing by $1.5 million per year during the term of the Fries Agreement. The compensation committee may, however, determine the actual target value of Annual Equity Awards each year in its sole discretion and may reduce this amount subject to the terms of the Fries Agreement. With respect to any shares to be vested, granted or deliverable pursuant to the annual performance bonus award, our company’s annual equity award programs or other equity awards, Mr. Fries has the right to rebalance such shares into shares of Liberty Global Class A or Liberty Global Class C shares on an equivalent value basis.

In addition to participating in U.S. employee benefit plans and arrangements sponsored by our company for the benefit of its senior executive group, Mr. Fries is entitled to use our company’s aircraft for up to 120 hours of personal use per year, in accordance with the terms of an aircraft time sharing agreement with our company.

Termination for Death or Disability. If Mr. Fries’ employment is terminated as a result of his death or disability (as defined in the Fries Agreement), Mr. Fries or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary; (2) any annual performance bonus award for a completed year that was earned but not paid; (3) any accrued but unused vacation leave pay; (4) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; and (5) reimbursement of any un-reimbursed business expenses (Accrued Benefits).

In addition, (1) Mr. Fries or his heirs, as applicable, will receive an amount equal to a pro rata portion of the annual performance bonus award that Mr. Fries would have received for the calendar year of his termination (the Pro-Rata Bonus); (2) any options, SARs and other awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award; (3) if Mr. Fries’ termination is during a period with respect to any award that was granted as part of an Annual Equity Award, Mr. Fries will vest in a pro-rata portion of such awards as provided in the applicable award agreement; and (4) Mr. Fries’ family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums paid or reimbursed by our company.

Termination for Cause or Resignation without Good Reason. If Mr. Fries is terminated for cause (as defined in the Fries Agreement) or resigns (other than for good reason (as defined in the Fries Agreement)), he will be entitled to receive the Accrued Benefits but no other amounts under the Fries Agreement.

Termination Without Cause or Resignation for Good Reason. If Mr. Fries’ employment is involuntarily terminated by us without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries will be entitled to receive: (1) the Accrued Benefits; (2) the Pro-Rata Bonus, subject to achievement of the applicable performance metrics; (3) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Fries was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the Severance Period (as defined below), paid in substantially equal payments over the course of the Severance Period; and (4) an amount equal to one-twelfth (1/12) of the average annual performance bonus award paid to Mr. Fries for the immediately preceding two years (regardless of when paid), multiplied by the number of months in the Severance Period, paid in substantially equal payments over the course of the Severance Period. In addition, any options, SARs and other awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award, and other awards shall be settled in accordance with the terms of the applicable award agreement, and Mr. Fries and his family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits previously provided to Mr. Fries and his family with premiums paid or reimbursed by our company. The “Severance Period” is a period of 24 months commencing on the termination of Mr. Fries’ employment.

Mr. Fries will continue to earn awards that were granted as part of an Annual Equity Award, if and to the extent the performance metrics, if applicable, are satisfied, as certified by the compensation committee, as if Mr. Fries’ employment had not terminated. If the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the term in which Mr. Fries’ termination took place, then we shall pay to Mr. Fries additional amounts equal to the Applicable Percentage (as defined below) of the target value of the Annual Equity Awards that would have been made during such term, with lump sum cash payments being made in the first 90 days of the applicable grant years. The Applicable Percentage is the percentage of the Annual Equity Award value that is made in the form of PSUs (or other full value equity awards) and shall not be less than 50%.

Further, if Mr. Fries’ termination is prior to the grant date for all Annual Equity Awards that would have been granted during the term in which Mr. Fries’ termination took place, then in respect of options, SARs or other share-based appreciation awards (other than full value equity awards) that would have been granted (the Ungranted Appreciation Awards), we will be obligated to pay to Mr. Fries, on each date such awards that would have vested and based on certain assumptions included in the Fries Agreement (including, taking into account the Applicable Percentage as described above), a lump sum cash amount equal to (1) the number of shares underlying the Ungranted Appreciation Awards that would have vested on the applicable vesting date, multiplied by (2) the excess of the closing share price on the applicable assumed vesting date over the closing share price on the assumed grant date.

If Mr. Fries remains employed by our company (or our successor) for six months following a change in control (as defined in the Fries Agreement), then the unvested SARs and RSUs will fully vest. If Mr. Fries’ employment is involuntarily terminated by us without cause or if Mr. Fries voluntarily terminates his employment for good reason, either of which occurs within 13 months following a change in control, then Mr. Fries shall be treated as if his employment was terminated without cause or for good reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the term of the Fries Agreement in which Mr. Fries’ termination took place, but in no event shall the Severance Period be less than 24 months.

Pursuant to the Fries Agreement, Mr. Fries is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Fries Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Mr. Fries agreed to waive any rights he would have under any agreement to a gross-up for any taxes associated with a parachute payment.

Charles H.R. Bracken. Our Executive Vice President and Chief Financial Officer, Mr. Bracken, entered into his Executive Service Agreement on December 15, 2004 with one of our predecessor companies (the Bracken Agreement). He has been Chief Financial Officer since 2017 and was Co-Chief Financial Officer since 2005.

The Bracken Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Bracken will be entitled to his salary and benefits for any unexpired portion of the six months’ notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken’s employment may also be terminated immediately upon notice for cause. If we terminate Mr. Bracken’s employment other than for cause or disability (each as defined in the Bracken Agreement), Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his base salary and benefits for six months. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, we may reduce future payments under the Bracken Agreement to the amount reimbursed by our disability insurer for the duration of Mr. Bracken’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Bracken’s salary, which is £981,000 ($1,219,846) for 2024, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. Mr. Bracken also receives an automobile allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. Mr. Bracken must also be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he incurs with respect to business expenses or reimbursement paid by us for work performed by him outside the U.K.

The Bracken Agreement includes restrictions on Mr. Bracken’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global, or any subsidiary of Liberty Global or its parent entities, for a period of six months after termination of his employment.

Bryan H. Hall. Mr. Hall has been an Executive Vice President and our General Counsel since January 2012. We entered into an Employment Agreement with him on May 21, 2020 (the Hall Agreement). The term is indefinite, but either party may provide at least 30 days’ prior written notice to the other party of their respective intention to terminate Mr. Hall’s employment. Under the Hall Agreement, Mr. Hall’s base salary, which is $1,251,000 for 2024, is subject to annual increase at the discretion of the compensation committee.

Mr. Hall is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined by the compensation committee. Mr. Hall also receives an annual automobile allowance of $15,000, subject to adjustment in line with the policy for equivalent level executives.

If Mr. Hall’s employment is terminated by us without cause, by him for good reason (as defined in the Hall Agreement), or as a result of his death or disability (as defined in the Hall Agreement), Mr. Hall or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary, automobile allowance and unused vacation pay; (2) any vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (3) reimbursement of business expenses (collectively Hall Accrued Benefits). In addition, we will pay him (a) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (c) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year. Furthermore, any unvested equity awards previously granted to Mr. Hall that are scheduled to vest within six months after his termination, will continue to vest through such six-month period, unless he would receive more favorable treatment under the terms of a grant award agreement and except for termination in the case of death.

If Mr. Hall is terminated for cause (as defined in the Hall Agreement) or he resigns (other than for good reason), he will be entitled to receive the Hall Accrued Benefits but no other amounts under the Hall Agreement.

Mr. Hall is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Hall Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Enrique Rodriguez. In 2018, we entered into an employment agreement with Mr. Rodriguez in connection with his appointment as our Executive Vice President and Chief Technology Officer (the Rodriguez Agreement). The Rodriguez Agreement provides for an indefinite term, which continues until we provide at least 30 days’, or Mr. Rodriguez provides at least 90 days’, prior written notice to the other party of their respective intention to terminate his employment with our company. Under the Rodriguez Agreement, Mr. Rodriguez’s base salary, which is $1,197,000 for 2024, is subject to annual increase at the discretion of the compensation committee.

Mr. Rodriguez is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined each year by the compensation committee.

Mr. Rodriguez may participate in our equity compensation programs on the same basis as other executives of our company, with the target equity value subject to annual adjustment as determined by the compensation committee.

If Mr. Rodriguez’s employment is terminated by us without cause, by him for good reason (as defined in the Rodriguez Agreement), or by his death or disability (as defined in the Rodriguez Agreement), Mr. Rodriguez or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary and unused vacation pay through the date of termination; (2) any accrued and vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (3) reimbursement of business expenses (collectively, the Rodriguez Accrued Benefits). In addition, we will pay him (a) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (c) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year.

If Mr. Rodriguez is terminated for cause (as defined in the Rodriguez Agreement) or resigns other than for good reason, he will be entitled to receive the Rodriguez Accrued Benefits but no other amounts under the Rodriguez Agreement.

Pursuant to the Rodriguez Agreement, Mr. Rodriguez is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Rodriguez Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Andrea Salvato. Mr. Salvato is our Executive Vice President and Chief Development Officer, having previously served as our Senior Vice President and Chief Development Officer from 2012 until March 2023. We entered into an Executive Service Agreement with him on May 5, 2005 with one of our predecessor companies (the Salvato Agreement).

The Salvato Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Salvato’s employment may also be terminated immediately upon notice for cause. In the event Mr. Salvato becomes disabled and the disability continues for a specified period, we may reduce future payments under the Salvato Agreement by the amount reimbursed by our disability insurer for the duration of Mr. Salvato’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Salvato’s salary, which is £808,000 ($1,004,725) for 2024, is subject to annual review and, in the discretion of our compensation committee, adjustment. Mr. Salvato also receives an automobile allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes.

The Salvato Agreement includes restrictions on Mr. Salvato’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global and its subsidiaries for a period of six months after termination of his employment.

Potential Payments upon Termination or Change in Control

The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control of Liberty Global as of December 31, 2023. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred as of December 31, 2023. Certain of our plans and agreements provide benefits upon the occurrence of a change in control without regard to whether employment is terminated, whereas others have a “double trigger” requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table.

The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination or change in control, as the case may be, due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

•

The amounts in the tables for unvested SARs that vest on an accelerated basis or continue to vest are based on the spread between the strike price of the award and the applicable closing market price on December 29, 2023 (the last trading day of 2023). Restricted shares or RSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 29, 2023. On December 29, 2023, the closing market price for each class of our common shares was as follows:

◾	Liberty Global Class A $17.77

◾	Liberty Global Class B $17.81

◾	Liberty Global Class C $18.64

•	The amounts for Mr. Bracken assume he receives a lump sum payment in cash of salary and benefits instead of six months’ notice of termination under his employment agreement.

•	To the extent compensation to our executive officers is paid in British pounds, it has been converted to U.S. dollars based upon the average exchange rate in effect during 2023.

•

Under the Fries Agreement, if a termination occurs without cause or by Mr. Fries for good reason (as defined in the Fries Agreement), he will also receive an amount equal to the Applicable Percentage and the value of the Ungranted Appreciation Awards. In 2023, the target annual grant value increased by $1.5 million to $22.0 million.

As of December 31, 2023, each of our NEOs had, under the 2014 Incentive Plan, unvested SARs and unvested RSU awards. The termination provisions of the employment agreements of Messrs. Fries, Bracken, Hall, Rodriguez and Salvato are described under —Employment and Other Agreements above. The 2014 Incentive Plan is described under Incentive Plans below. In addition to such descriptions, additional information on the termination and/or change-in-control provisions of these plans and agreements is provided below.

Termination of Employment

The availability of our benefits varies with the reason that the executive’s employment was terminated, as described below.

Voluntary Termination. The executive would retain his vested equity grants under our equity incentive plans, which must be exercised within the period following termination prescribed by the applicable plan. There would be no other payments or benefits.

Retirement. Other than amounts accrued under our deferred compensation plan (if any), no benefits are payable to any of our NEOs in the event of retirement; however, under the 2014 Incentive Plan a person who retires with a combined age and years of service of 70 or greater will vest an additional year of unvested awards granted under this plan from the date of retirement. Additionally, if an NEO retires after at least six months following the initiation of a VIP plan, then the retiring NEO will receive a pro rated portion of their target value under such plan, accelerated to their retirement date. Messrs. Bracken, Fries, Hall and Salvato each meet this requirement. Such benefit is reflected in the “Retirement” column in the Termination of Employment Table below.

Termination for Cause. The executive would not receive any payment or benefit and typically would forfeit all unexercised equity awards, whether or not vested; provided, however, Mr. Fries would still receive his annual performance bonus award for a prior completed year that has not yet been paid. The definition of “cause” varies among the plans and agreements, but generally includes (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months following a change-in-control event, “cause” is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.

Termination Without Cause. Certain of our NEOs’ employment agreements provide for benefits in the case of termination by our company without cause. See —Employment and Other Agreements above. Under the 2014 Incentive Plan, the employee would be entitled to accelerated vesting of a pro rata portion of that amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. For the benefits payable under the applicable employment agreement and the value of the prorated vesting of awards, if any, see the “By Company Without Cause” column in the Termination of Employment Table below.

Death. In the event of death, the 2014 Incentive Plan provides for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.

Disability. In the event of termination of employment due to disability, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. For purposes of the 2014 Incentive Plan “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable condition that has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death.

Resignation for Good Reason. The employment agreements for Messrs. Fries, Hall and Rodriguez provide for benefits in the case of resignation for good reason. See —Employment and Other Agreements above. Otherwise, no payment or benefit is required upon resignation for good reason absent a change in control. The benefits payable under the Fries Agreement, Hall Agreement and Rodriguez Agreement for good reason resignations are the same as the benefits payable upon a termination without cause. See the “By Company Without Cause” column in the Termination of Employment Table below.

Termination of Employment

Name	By Company Without Cause	Death or Disability	Retirement

Michael T. Fries

Options/SARs Accelerated	$—	$—	$—

2021 RSUs	—	—	—

2022 RSUs	—	—	—

2023 RSUs	10,374,390	10,374,390	3,458,130

2023 SHIP Premium	—	—	—

2021 VIP	1,900,000	1,900,000	1,900,000

2022 VIP	2,050,000	2,050,000	1,366,667

2023 VIP	2,200,000	2,200,000	733,333

Severance Payment	51,416,680	51,416,680	—

Benefits (1)	91,821	91,821	—

Total	$68,032,891	$68,032,891	$7,458,130

Name	By Company Without Cause	Death or Disability	Retirement

Charles H.R. Bracken

Options/SARs Accelerated	$—	$—	$—

2021 RSUs	514,204	771,306	771,306

2022 RSUs	—	—	—

2023 RSUs	715,323	2,940,771	980,239

2023 SHIP Premium	23,993	28,791	28,791

2021 VIP	600,000	600,000	600,000

2022 VIP	400,000	400,000	400,000

2023 VIP	208,333	208,333	208,333

Salary	589,406	—	—

Severance Payment	589,406	—	—

Benefits (2)	81,802	—	—

Total	$3,722,467	$4,949,201	$2,988,669

Bryan H. Hall

Options/SARs Accelerated	$—	$—	$—

2021 RSUs	342,827	514,240	514,240

2022 RSUs	—	—	—

2023 RSUs	486,425	1,999,746	666,564

2023 SHIP Premium	17,111	20,534	20,534

2021 VIP	400,000	400,000	400,000

2022 VIP	266,667	266,667	266,667

2023 VIP	141,667	141,667	141,667

Severance Payment	4,223,428	4,223,428	—

Benefits (3)	30,607	30,607	—

Total	$5,908,732	$7,596,889	$2,009,672

Enrique Rodriguez

Options/SARs Accelerated	$—	$—	$—

2021 RSUs	428,521	642,782	—

2022 RSUs	—	—	—

2023 RSUs	606,591	2,493,765	—

2023 SHIP Premium	17,111	20,534	—

2021 VIP	500,000	500,000	—

2022 VIP	333,333	333,333	—

2023 VIP	176,667	176,667	—

Severance Payment	4,155,428	4,155,428	—

Benefits (3)	11,477	11,477	—

Total	$6,229,128	$8,333,986	$—

Name	By Company Without Cause	Death or Disability	Retirement

Andrea Salvato

Options/SARs Accelerated	$—	$—	$—

2021 RSUs	428,521	642,782	642,782

2022 RSUs	41,820	125,459	62,702

2023 RSUs	686,707	2,823,129	941,025

2023 SHIP Premium	40,554	48,664	48,664

2021 VIP	500,000	500,000	500,000

2022 VIP	366,667	366,667	366,667

2023 VIP	200,000	200,000	200,000

Salary	485,576	—	—

Benefits (2)	71,428	—	—

Total	$2,821,273	$4,706,701	$2,761,840

(1)	Represents the estimated cost to maintain health benefits for Mr. Fries and/or his dependents during the 36-month period following his termination.

(2)	Represents the estimated cost to maintain the NEO’s employee benefits during their six-month notice period.

(3)

Represents the estimated cost to maintain health benefits for the NEO and his dependents during the 12-month period following his termination date, except no such cost shall be incurred in the case of death.

Change-in-Control

The 2014 Incentive Plan provides for various benefits either upon the occurrence of specified change-in-control events or upon termination of employment following a change-in-control event.

Change-in-Control Events. The change-in-control events vary under the relevant plans but generally fall into three categories:

1.

A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by our board of directors. We refer to this change-in-control event as an “Unapproved Control Purchase”.

2.

During any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change-in-control event as a “Board Change”.

3.

Our board of directors approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our common shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change-in-control event as a “Reorganization”.

Under the 2014 Incentive Plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.

Upon a change-in-control, the Fries Agreement provides that upon the six-month anniversary of such change-in-control event, where employment is continued, any outstanding options or SARs or other non-performance awards will vest in full.

Termination After Change-in-Control. Under the 2014 Incentive Plan, if a termination of employment occurs without cause or the employee resigns for good reason within 12 months of a Reorganization, then any outstanding SAR and RSU awards will vest and, in the case of SARs, become fully exercisable as of the date of termination of employment. Pursuant to the Fries Agreement, if a termination of employment occurs without cause or Mr. Fries resigns for good reason within 13 months of a change-in-control event then Mr. Fries will receive the benefits described above under —Employment and Other Agreements.

For purposes of the 2014 Incentive Plan, “good reason” for a participant to resign following a change-in-control event generally requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant’s base compensation; (2) a material diminution of the participant’s official position or authority; or (3) a required relocation of the participant’s principal business office to a different country. In addition, the Fries Agreement defines good reason to also include a reduction in his target equity value for annual awards or in the amount of annual performance bonus awards he is eligible to earn, failure of the compensation committee for two consecutive years to grant Mr. Fries an annual equity grant with a target value that is greater than the previous year’s grant, relocation of Mr. Fries primary office to a location that is more than 35 miles away from his current primary office, failure to re-nominate or re-elect Mr. Fries to serve on the executive committee of our board or removal from our board, ceasing to be a member of the executive committee, non-renewal of the Fries Agreement and a material breach of the Fries Agreement. Following a change-in-control event, good reason under the Fries Agreement also includes failure to increase Mr. Fries’ total target direct compensation such that it equals or exceeds the 75th percentile of chief executive officers at peer companies of the successor entity. For all NEOs, additional procedural requirements apply for a resignation to qualify as being for “good reason”.

The “Employment Terminated” columns assume that the executive’s employment is terminated as of December 31, 2023 without cause and include the incremental benefits that would result from such a termination under the employment agreements and the equity incentive plans as described under —Potential Payments upon Termination or Change in Control—Termination of Employment above.

Change-In-Control

	Unapproved Control Purchase /Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Michael T. Fries
Options/SARs Accelerated	$—	$—	$—	$—
2021 RSUs	—	—	—	—
2022 RSUs	—	—	—	—
2023 RSUs	10,374,390	10,374,390	10,374,390	10,374,390
2023 SHIP Premium	—	—	—	—
2021 VIP	1,900,000	1,900,000	1,900,000	1,900,000
2022 VIP	2,050,000	2,050,000	2,050,000	2,050,000
2023 VIP	2,200,000	2,200,000	2,200,000	2,200,000
Severance Payment	51,416,680	51,416,680	51,416,680	51,416,680
Benefits (1)	91,821	—	91,821	—

Total	$68,032,891	$67,941,070	$68,032,891	$67,941,070

	Unapproved Control Purchase /Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Charles H.R. Bracken
Options/SARs Accelerated	$—	$—	$—	$—
2021 RSUs	771,306	771,306	771,306	771,306
2022 RSUs	—	—	—	—
2023 RSUs	2,940,771	2,940,771	2,940,771	2,940,771
2023 SHIP Premium	28,791	28,791	28,791	28,791
2021 VIP	600,000	600,000	600,000	600,000
2022 VIP	600,000	600,000	600,000	600,000
2023 VIP	625,000	625,000	625,000	625,000
Salary	589,406	—	589,406	—
Severance Payment	589,406	—	589,406	—
Benefits (2)	81,802	—	81,802	—

Total	$6,826,482	$5,565,868	$6,826,482	$5,565,868

Bryan H. Hall
Options/SARs Accelerated	$—	$—	$—	$—
2021 RSUs	514,240	514,240	514,240	514,240
2022 RSUs	—	—	—	—
2023 RSUs	1,999,746	1,999,746	1,999,746	1,999,746
2023 SHIP Premium	20,534	20,534	20,534	20,534
2021 VIP	400,000	400,000	400,000	400,000
2022 VIP	400,000	400,000	400,000	400,000
2023 VIP	425,000	425,000	425,000	425,000
Severance Payment	4,223,428	—	4,223,428	—
Benefits (3)	30,607	—	30,607	—

Total	$8,013,555	$3,759,520	$8,013,555	$3,759,520

Enrique Rodriguez
Options/SARs Accelerated	$—	$—	$—	$—
2021 RSUs	642,782	642,782	642,782	642,782
2022 RSUs	—	—	—	—
2023 RSUs	2,493,765	2,493,765	2,493,765	2,493,765
2023 SHIP Premium	20,534	20,534	20,534	20,534
2021 VIP	500,000	500,000	500,000	500,000
2022 VIP	500,000	500,000	500,000	500,000
2023 VIP	530,000	—	530,000	530,000
Severance Payment	4,155,428	—	4,155,428	—
Benefits (3)	11,477	—	11,477	—

Total	$8,853,986	$4,157,081	$8,853,986	$4,687,081

Andrea Salvato
Options/SARs Accelerated	$—	$—	$—	$—
2021 RSUs	642,782	642,782	642,782	642,782
2022 RSUs	125,459	125,459	125,459	125,459
2023 RSUs	2,823,129	2,823,129	2,823,129	2,823,129
2023 SHIP Premium	48,664	48,664	48,664	48,664
2021 VIP	500,000	500,000	500,000	500,000
2022 VIP	550,000	550,000	550,000	550,000
2023 VIP	600,000	600,000	600,000	600,000
Salary	485,576	—	485,576	—
Benefits (2)	71,428	—	71,428	—

Total	$5,847,038	$5,290,034	$5,847,038	$5,290,034

(1)	Represents the estimated cost to maintain health benefits for Mr. Fries and/or his dependents during the 36-month period following his termination.

(2)	Represents the estimated cost to maintain the NEO’s employee benefits during his six-month notice period.

(3)	Represents the estimated cost to maintain health benefits for the NEO and his dependents during the 12-month period following his termination.

CEO Pay Ratio

We are an international company whose consolidated entities employed, on a full-time basis, approximately 9,860 people as of December 31, 2023, in seven countries across Europe and the United States. The overall structure of our compensation and benefit programs are broadly similar across our company to encourage and reward our employees who contribute to our success. We strive to ensure that every employee is paid at a level reflective of their job responsibilities and is competitive within our peer group and our local employment markets. Compensation rates are benchmarked and set to be competitive in the country in which the jobs are performed. We are committed to providing pay equity throughout our company, which we view as critical to our success in supporting a diverse workforce with opportunities for employees to develop, advance and contribute.

Under the rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to provide the total compensation paid to our median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to our CEO. For 2023, we used the same median employee that we identified in 2022 (as described below). For the year ended December 31, 2023, and in each case including the value of employer provided non-discriminatory health benefits, (1) the CEO’s total annual compensation was $44,597,770, and (2) our median employee’s total annual compensation was $135,360, which resulted in a ratio of 329:1 for CEO to median employee total annual compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee by collecting the payroll data of our employee population on December 31, 2022, which consisted of salary and wages (including overtime) and annual bonus amounts. At that time, our employee population consisted of over 10,100 individuals, including temporary and part-time employees, consisting of approximately 110 U.S. employees and 9,990 non-U.S. employees. At year-end 2022, we employed personnel in seven countries, including the U.S., the U.K., the Republic of Ireland, the Netherlands, Belgium, Switzerland and Slovakia, making determinations of the median employee subject to a variety of factors, including cost of living and currency. We annualized the compensation of all newly hired employees. We did not perform any other adjustments. After identifying the median employee, for purposes of the pay ratio, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table, plus we included the value of employer provided non-discriminatory health benefits in both the compensation of our CEO and the median employee.

Pay Versus Performance
In accordance with Item 402(v) of Regulations
S-K,
we are providing the following information regarding the relationship between compensation actually paid (
CAP
) to our principal executive officer (
PEO
) and
Non-PEO
NEOs and certain financial performance of Liberty Global for the fiscal years listed below. As noted above in —
Compensation Discussion and Analysis—Compensation Philosophy and Goals
, Liberty Global aims to compensate its executives mostly in the form of long-term incentives that appreciate in value as the company’s stock price increases, thereby aligning executive incentives with the objectives of our shareholders. These compensation incentives vest over a multi-year timeframe, promoting stable leadership for our company and rewarding our executives for sustained long-term shareholder value creation. Because a significant proportion of our executive’s compensation is tied to SARs, the value of which is almost entirely dependent on stock price performance, the amounts required to be disclosed in the below Pay Versus Performance (
PVP
) table may show material changes in CAP as a result of stock price fluctuations. Such stock price fluctuations may be, to a greater or lesser extent, the result of macroeconomic conditions or wider stock market movements and may not necessarily reflect the financial performance of the company.
Tabular Disclosure of Pay Versus Performance

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (1)	Total Shareholder Return		Peer Group Total Shareholder Return (3)	Net Income (M)	Adjusted EBITDA less Property and Equipment Additions for Compensation Purposes (M) (4)
2023	$44,560,900	$35,037,457	$10,845,183	$7,719,535	Class A: $ Class B: $ Class C: $	78.14 78.32 85.50	$101.36	$(3,874)	$2,368
2022	$19,002,343	$(22,742,395)	$4,640,491	$(4,025,991)	Class A: $ Class B: $ Class C: $	83.25 83.55 89.13	$89.91	$1,986	$2,132
2021	$61,986,909	$70,333,893	$14,634,664	$16,814,558	Class A: $ Class B: $ Class C: $	121.99 123.83 128.85	$115.69	$13,610	$2,748
2020	$44,952,330	$42,872,855	$9,689,397	$11,745,430	Class A: $ Class B: $ Class C: $	106.51 107.83 108.49	$109.83	$(1,467)	$2,158

(1)
For each fiscal year reported in this table, our PEO was Mike Fries, and our non-PEO
NEOs were Charlie Bracken, Bryan Hall, Enrique Rodriguez and Andrea Salvato. CAP amounts are reported in accordance with SEC rules and do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. The table below provides a reconciliation of the adjustments made to the Summary Compensation Table Totals to arrive at the Compensation Actually Paid.

	Chief Executive Officer				Average of Other NEOs
	2020	2021	2022	2023	2020	2021	2022	2023

Summary Compensation Table Total	$44,952,330	$61,986,909	$19,002,343	$44,560,900	$9,689,397	$14,634,664	$4,640,491	$10,845,183
Less grant value of stock and option awards made during the year, as reported in the Summary Compensation Table	(32,387,578)	(43,195,394)	(199,144)	(24,309,214)	(7,136,446)	(11,187,228)	(489,628)	(7,391,654)
Plus adjustments to equity awards (a)	30,308,103	51,542,378	(41,545,594)	14,785,771	9,192,479	13,367,122	(8,176,854)	4,266,006

Compensation Actually Paid	$42,872,855	$70,333,893	$(22,742,395)	$35,037,457	$11,745,430	$16,814,558	$(4,025,991)	$7,719,535

(a)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value, as of the end of the applicable year (from the end of the prior fiscal year), of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. Time-vested RSUs are valued at the closing prices of the applicable class of the company’s common shares on each applicable valuation date. Time-vested SARs are valued using the Black-Scholes option pricing model, and for each valuation date, the fair value was determined using the closing price of the applicable class of the company’s common shares on such date, the volatility and risk-free rate assumptions that were in effect for the given year and the expected life assumption that was in effect on the original grant date of the SARs, less the time that has elapsed since the grant date.

(2)	Dollar amounts reported represent the average of the reported “Total” amounts for our NEOs as a group (excluding our CEO) in the Summary Compensation Table above.

(3)
In accordance with applicable SEC rules, the peer group used in this table is the same peer group that we utilized in our Annual Report on Form
10-K
for the year ended December 31, 2023 to prepare our stock performance graph in such Annual Report.

(4)
The company’s compensation committee and board of directors considers Adjusted EBITDA less Property and Equipment Additions for Compensation Purposes to have been the most important financial metric used in determining executive compensation in 2023. We define Adjusted EBITDA less P&E Additions for Compensation Purposes as our proportionate (including with respect to our non-consolidated
joint ventures) Adjusted EBITDA less capital expenditures on an accrual basis, amounts financed under vendor financing or finance lease arrangements and other non-cash
additions. We define “
Adjusted EBITDA
” as earnings (loss) from continuing operations before net income tax benefit (expense), other non-operating
income or expenses, net share of results of affiliates, net gains (losses) on debt extinguishment, net realized and unrealized gains (losses) due to changes in fair values of certain investments, net foreign currency transaction gains (losses), net gains (losses) on derivative instruments, net interest expense, depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and Other Operating Items. “
Other Operating Items
” includes (a) gains and losses on the disposition of long-lived assets, (b) third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, including legal, advisory and due diligence fees, as applicable, and (c) other acquisition-related items, such as gains and losses on the settlement of contingent consideration.

Discussion of PVP Figures
CAP to Total Shareholder Return
We believe that the PVP statistics shown in the table above demonstrate that our compensation philosophy described in —
Compensation Discussion
 & Analysis—Compensation Philosophy and Goals
operates as intended by creating the desired alignment of executive compensation and shareholder value creation, such that our executives are rewarded for achieving sustained share price appreciation, directly benefiting our shareholders. The PVP table shows a correlation between executive CAP in a given year and the company’s total shareholder return (
TSR
) for that year, indicating that our executives’ compensation moves directionally with our share price. TSR is dependent upon market dynamics and may not, for any specific period, reflect the company’s operating and financial performance for that period, as the market may take into account other factors such as exchange rates, sector performance, macroeconomic trends, projections, capital rotation and many other factors. This relational movement of CAP and TSR will, we believe, continue to incentivize our leaders to build on Liberty Global’s accomplishments and achieve share price growth over the long term.

CAP to Adjusted EBITDA less P&E Additions for Compensation Purposes
The company believes that the most important financial metric in determining our annual bonus compensation for executives is annual proportionate Adjusted EBITDA less P&E Additions for Compensation Purposes. This metric is weighted 50% of the overall target payout (as described above in —
Compensation Discussion
 & Analysis—Elements of Our Compensation Packages—Annual Performance Bonus Awards—Design of Our 2022 Annual Bonus Program
) and includes results from both our consolidated and our 50% owned non-consolidated
U.K. and Dutch businesses, all businesses proportionally weighted by our ownership percentage. With respect to our equity compensation the most important metric is actual stock performance. The chart below shows our CAP as compared with the proportionate Adjusted EBITDA less P&E Additions Compensation Purposes with respect to each of the three years as used in determining executive compensation.
Note that the figures in this chart do not take into account various factors that may impact year on year comparisons including, for example, currency movements, acquisitions or dispositions or other transactions that could impact year on year comparability. Shareholders should review the Company’s audited financial statements for the relevant years in question.

CAP to Net Income
Applicable regulations require the table below, showing CAP as compared with GAAP net income. For our company, which has a history of substantial investments in infrastructure, net income will be impacted negatively by the magnitude of those investments, despite positive adjusted free cash flow generation. The company does not use net income in setting its compensation plans or arrangements.

Company TSR to Peer Group TSR
As part of our PVP disclosure, we utilize a weighted telecommunications index created by Nasdaq for our peer comparison group (our
Peer Group
). This Peer Group index is the same index used in our Annual Report on Form
10-K
for purposes of complying with Item 201(e) of Regulation
S-K.
Our Peer Group index is composed exclusively of U.S.-listed companies with primarily U.S. operations. Given our European-focused operations, we may, from time to time, diverge from the index, either positively or negatively, due to regional differences in the telecommunications market and market-wide movements in domestic versus international stocks.

Table of Performance Measures
The four items listed below represent an unranked list of the most important performance metrics used by the company linking CAP to the NEOs for 2023 and Company performance. See —
Compensation Discussion and Analysis—Elements of Our Compensation Packages
for additional information concerning each of these financial and non-financial
metrics.

Metric	Description
Adjusted EBITDA less P&E Additions for Compensation Purposes	Financial metric used in 2020 - 2023 annual bonus program for all NEOs

Revenue	Financial metric used in 2020 - 2023 annual bonus program for all NEOs

PPP	Non-financial metric used in 2022 and 2023 annual bonus program for all NEOs

Customer	Non-financial metric used in 2022 and 2023 annual bonus program for all NEOs

Director Compensation

Set forth below is a description of the compensation for our non-executive directors. Such compensation is subject to review annually by our nominating and corporate governance committee. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft described below under —Fees and Expenses.

Fees and Expenses

In 2023, each non-employee director (other than Mr. Malone) received an annual retainer of $130,000. Effective as of April 2024, each director (other than Mr. Malone and Mr. Fries) will begin receiving an annual retainer of $150,000. Each director who serves as the chair of the audit committee, the compensation committee, the nominating and corporate governance committee or the People Planet Progress committee also received a fee for such service of $40,000, $25,000, $10,000 and $15,000, respectively, for each full year of service in such position. These amounts will increase to $55,000, $30,000, $15,000 and $15,000, respectively, beginning in 2024.

All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in common shares instead of cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter and comprises a combination of Liberty Global Class A and Liberty Global Class C shares. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are employees of Liberty Global, or its subsidiaries, do not receive any additional compensation for their service as directors. Currently, our CEO Mr. Fries is our only executive director.

Generally, the in-person board meetings are held at one of our corporate offices, and each year the board attempts to hold one or more in-person meetings at the location of one of our operations. In addition, members of our board have strategy retreats with certain members of senior management to review our strategies and goals. We reimburse our non-executive directors for travel, lodging and other reasonable expenses related to their service on our board. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.

For board meetings held at the location of one of our operations or other company-related events, we may provide extra activities for members of our board, including visits to company operations and meetings with local management and employees. We may also invite the spouse or a guest of each director to attend events associated with board meetings or other company-related events. In such case, we may provide for, or reimburse expenses of, the spouse’s or guest’s travel, food and lodging for attendance at these events and participation in related activities. If the spouse or guest travels on our aircraft for an event, the incremental cost for such personal passenger is determined based on our average direct variable cost per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred. To the extent costs for these activities, including the incremental cost for traveling on our aircraft, and costs for any other personal benefits, for a director exceeds $10,000 for the year, they are included in the amounts in the table below.

From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of Liberty Global. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director. In addition, we make available to members of our board, at their election, health insurance under our health insurance policies.

We do not pay any cash compensation to Mr. Malone, except that our independent directors have authorized the payment or reimbursement of personal expenses incurred by Mr. Malone of up to $750,000 per year relating to his ownership of our shares and his service as our chairman. These expenses include professional fees and other expenses incurred by Mr. Malone for estate or tax planning, regulatory filings and other services.

Equity Awards

Each annual general meeting of shareholders, the continuing non-executive directors receive an equity award under the then-current equity incentive plan (currently the 2023 Plan). From March 2014 through June 2023, such awards were issued under the 2014 Liberty Global Non-employee Director Incentive Plan (the 2014 Director Plan), and prior to March 2014, such awards were under the 2005 Liberty Global Inc. Non-employee Director Incentive Plan (the 2005 Director Plan). On the date of the annual general meeting of shareholders held in 2023, each non-executive director received equity grants with a combined grant date fair value of $200,000 awarded, at his or her election, either as (1) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares, or (2) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares for one-half the value and a grant of Liberty Global Class A RSUs and Liberty Global Class C RSUs for the remaining value. Beginning in 2024, these equity awards will increase to $230,000.

The equity grant election must be made at least two business days prior to the applicable shareholders meeting. If no election is made, the director will receive only options. The option grants have a term of 10 years and vest in three installments on the date of each of the three successive AGMs, provided that the director continues to serve as a director immediately prior to the applicable vesting date. For purposes of determining the number of RSUs of a class to be granted, the grant date fair value of the options for the same class is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of the applicable annual shareholders meeting. The awards of RSUs vest in full on the date of the first annual shareholders meeting after the date of grant.

A non-executive director receives a prorated grant of options for each of Liberty Global Class A shares and Liberty Global Class C shares with an annualized grant date fair value equal to $200,000 upon the date he or she is first elected or appointed to our board of directors. The grant date fair value of the options awarded is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of election or appointment. The option grants have a term of 10 years and vest as to one-third of the option shares on the later to occur of (1) the six-month anniversary date of the date of grant or (2) the date of the first annual shareholders meeting after the date of grant. Thereafter the remaining option shares vest as to an additional one-third of the option shares on the date of each annual shareholders meeting, provided that the director continues to serve as a director immediately prior to the applicable vesting date. From June 14, 2023 all awards to our non-executive directors are granted under our 2023 Plan.

Although Mr. Malone is a non-executive director, he currently serves without cash compensation other than the reimbursement of certain expenses as described above. As chairman of our board, any compensation paid to him is subject to review and approval of our nominating and corporate governance committee. In 2019, our independent directors authorized annual awards of options to Mr. Malone with a combined grant date fair value equivalent to $2.0 million for so long as he continues to serve as chairman of the board and a non-executive director. Our independent directors have authorized an increase in the amount by $300,000, beginning in 2024. The terms of the option awards are equivalent to those for our other non-executive directors, except that the annual vesting over three years occurs on the anniversary date of the grant for each award, rather than on the date of the annual general meeting of shareholders, and grants may be granted solely in either Liberty Global Class A and Liberty Global Class C shares or a combination of the two. In 2021, 2022 and 2023 the options were granted in only Liberty Global Class C common shares. Any such awards will be subject to review and approval by the compensation committee in connection with its annual equity grant approval process.

Deferred Compensation Plan

Under our Director Deferred Compensation Plan, our non-executive directors who are U.S. tax payers may elect to defer payment of up to 85% of their annual retainer, whether payable in cash or shares, and 100% of the RSU portion of their annual equity awards. Annual retainers that are deferred under the Director Deferred Compensation Plan in 2023 will be credited with interest at the rate of 8% per year, compounded daily until paid in full. Our board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections made after the new rate is set. Annual retainers payable in shares and annual equity awards payable in RSUs that are deferred are not credited with interest, but will be adjusted for splits, combinations, dividends or distributions.

The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to 10 equal annual installments upon a distribution event. A distribution event occurs when (1) the director ceases to be a member of our board or dies, (2) at the election of our board, within 12 months of certain change-in-control events, or (3) a specific date is selected by the director at the time he or she makes his deferral election.

Our board may terminate the Director Deferred Compensation Plan at its discretion, and such termination will not result in accelerated distributions.

2023 Compensation of Directors

The following table sets forth information concerning the compensation of our non-employee directors for fiscal year 2023.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
John C. Malone	—	(5)			—	752,500	(6)	3,379,051
Liberty Global Class A	—		92,548	—
Liberty Global Class C	—		2,534,003	—
Andrew J. Cole	98,038				23	5,000	(7)	475,899
Liberty Global Class A	10,472	(8)	75,378	32,081
Liberty Global Class C	21,490	(8)	165,492	67,925
Miranda Curtis CMG	145,000				—	2,500	(7)	488,355
Liberty Global Class A	—		107,669	—
Liberty Global Class C	—		233,186	—
John W. Dick	59,286				—	—		200,158
Liberty Global Class A	—		43,080	—
Liberty Global Class C	—		97,792	—
Marisa D. Drew	130,000	(9)			1,706	5,000	(7)	336,710
Liberty Global Class A	—		32,298	32,081
Liberty Global Class C	—		67,700	67,925
Paul A. Gould	170,000	(9)			33,792	5,763	(7)	550,431
Liberty Global Class A	—		75,378	32,081
Liberty Global Class C	—		165,492	67,925
Richard R. Green	140,000				8,740	5,000	(7)	494,595
Liberty Global Class A	—		107,669	—
Liberty Global Class C	—		233,186	—
Larry E. Romrell	155,000				—	6,845	(7)	502,700
Liberty Global Class A	—		107,669	—
Liberty Global Class C	—		233,186	—
Daniel E. Sanchez	130,000				—	12,570	(7)	342,574
Liberty Global Class A	—		32,298	32,081
Liberty Global Class C	—		67,700	67,925

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
J David Wargo	66,803	(9)			14,664	6,112	(7)	491,631	(10)
Liberty Global Class A	20,715	(8)	107,669	—
Liberty Global Class C	42,482	(8)	233,186	—
Anthony Werner	58,288				—	5,000	(7)	63,288
Liberty Global Class A	—		—
Liberty Global Class C	—		—

(1)

Mr. Fries, our CEO and president, is not included in this table, because he is a named executive officer and does not receive any additional compensation as a director. For information on Mr. Fries’ compensation, please see —Summary Compensation above. Additionally, Mr. Dick retired from our board of directors on June 14, 2023, and as a result, only served as a director for a portion of the year. Mr. Werner did not become a director on our board of directors until July 20, 2023, and, therefore, only served as a director for a portion of the year.

(2)

The dollar amounts in the table reflect (i) the grant date fair value of the option or RSU awards related to Liberty Global Class A shares and Liberty Global Class C shares at the time of grant on March 24, 2023 (in the case of Mr. Malone) and June 14, 2023 (in the case of the other non-employee directors) and (ii) the incremental compensation expense associated with the extension of options issued in 2016, 2017 and 2018 from a seven-year term to a ten-year term, both determined in accordance with FASB ASC 718. The June 14, 2023 options are subject to annual time vesting over a three-year service period with vesting commencing on the date of the company’s 2024 annual general meeting of shareholders and on the date of each annual general meeting of shareholders thereafter. In April 2023, the compensation committee extended the expiration date on options issued in 2016, 2017 and 2018 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. The incremental fair value associated with extending the expiration date for the options issued in 2016 is $9,934 for options granted to purchase Liberty Global Class A shares and $24,389 for options granted to purchase Liberty Global Class C shares, in each case for each of Ms. Curtis and Messrs. Cole, Dick, Gould, Green, Romrell and Wargo. For the same directors, the fair value for the extension of the 2017 options is $16,040 for options granted to purchase Liberty Global Class A shares and $36,092 for options granted to purchase Liberty Global Class C shares. Finally, for the same directors, the fair value for the extension of the 2018 options is $17,106 for options granted to purchase Liberty Global Class A shares and $37,312 for options granted to purchase Liberty Global Class C shares. In the case of Mr. Malone, the increase in fair value for options granted to purchase Liberty Global Class A shares in 2016 and 2017 was $41,977 and $50,571, respectively. The increase for Mr. Malone’s options to purchase Liberty Global Class C shares granted in 2016, 2017 and 2018 was $105,905, $118,679 and $309,566, respectively.

(3)	As of December 31, 2023, our directors had the following awards outstanding:

Name	Class	Options (#)	RSUs (#)
John C. Malone	Liberty Global Class A	109,601	—
	Liberty Global Class C	1,679,757	—
Andrew J. Cole	Liberty Global Class A	41,279	1,863
	Liberty Global Class C	82,498	3,726
Miranda Curtis CMG	Liberty Global Class A	70,307	—
	Liberty Global Class C	140,498	—
John Dick	Liberty Global Class A	58,051	—
	Liberty Global Class C	115,988	—
Marisa Drew	Liberty Global Class A	9,240	1,863
	Liberty Global Class C	18,478	3,726
Paul A. Gould	Liberty Global Class A	58,421	1,863
	Liberty Global Class C	116,727	3,726
Richard R. Green	Liberty Global Class A	66,842	—
	Liberty Global Class C	133,568	—
Larry E. Romrell	Liberty Global Class A	70,307	—
	Liberty Global Class C	140,498	—
Daniel E. Sanchez	Liberty Global Class A	9,240	1,863
	Liberty Global Class C	18,478	3,726
J David Wargo	Liberty Global Class A	70,307	—
	Liberty Global Class C	140,498	—

(4)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest, which is the portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the rate was set, on compensation previously deferred by such director under our Director Deferred Compensation Plan.

(5)

Mr. Malone serves without cash compensation. On March 24, 2023, our compensation committee granted Mr. Malone option awards for his services as chairman of the board, which options vest in three equal annual installments, commencing March 24, 2024.

(6)	Includes reimbursement for personal expenses related to the ownership of our shares and his service as our chairman ($750,000) and a charitable donation made by the company in the name of Mr. Malone.

(7)

Includes a charitable donation made by the company in the name of the director and, for each of Messrs. Gould, Romrell, Sanchez and Wargo, the taxable compensation realized by the director for use of the company’s aircraft, in the amount of $3,263 for Mr. Gould, $1,845 for Mr. Romrell, $10,070 for Mr. Sanchez and $1,112 for Mr. Wargo.

(8)	Represents the dollar amount of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(9)

Amount includes $110,500 of Ms. Drew’s fees, $144,500 of Mr. Gould’s fees and $110,500 of Mr. Wargo’s fees, respectively, the payment of which each such director elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8% per annum, compounded daily until paid in full.

(10)

Amount includes the value of 985 Liberty Global Class A shares and 1,970 Liberty Global Class C shares, the issuance of which Mr. Wargo elected to defer pursuant to the Director Deferred Compensation Plan.

INCENTIVE PLANS

In June 2023, our shareholders approved the 2023 Plan. We may generally grant options, SARs, RSAs, RSUs, performance awards or cash awards or any combination of the foregoing under the 2023 Plan. The maximum number of shares with respect to which awards may be issued under the 2023 Plan is 43,284,342 which represents the number of common shares available for grant under the 2014 Incentive Plan and the 2014 Director Plan (collectively, the 2014 Plans) immediately prior to the 2023 AGM, plus any common shares subject to outstanding awards under the 2014 Plans that become available for issuance under the 2023 Plan pursuant to its terms. The maximum number of common shares reserved for issuance under the 2023 Plan is also subject to anti-dilution and other adjustment provisions of the 2023 Plan. Outstanding awards granted under the 2014 Plans will continue to be governed by the terms of that plan until exercised, expired, paid or otherwise terminated. No further awards will be granted under the 2014 Plans.

Prior to 2020, awards (other than performance-based awards) under the 2014 Incentive Plan are expected to generally (1) vest 12.5% on the six-month anniversary of the grant date and then vest at a rate of 6.25% each quarter thereafter and (2) expire seven years after the grant date. Commencing with grants made under the 2014 Incentive Plan in 2019 and the 2023 Plan in 2023, the term has been increased to ten years. Awards (other than RSUs) issued under the 2014 Director Plan generally vest in three equal annual installments, provided the director continues to serve as director immediately prior to the vesting date, and expire seven years after the grant date. Grants made on or after the date of the 2019 AGM will expire ten years from date of grant. Additionally, in 2021 and 2023, the compensation committee extended the expiration date of outstanding SARs and director options issued in 2014 and 2015 and in 2016, 2017 and 2018, respectively, from seven years to ten years. Restricted shares and RSUs granted under the 2014 Director Plan vest on the date of the first AGM following the grant date. These awards may be granted at or above fair value in any class of common shares. On October 19, 2023, the compensation committee of our board of directors approved the issuance of Telenet Replacement Awards as part of the 2023 Plan in exchange for corresponding Telenet awards.

Although the 2014 Plans and 2023 Plan do not prohibit our compensation committee or board of directors from repricing outstanding options or SARs without shareholder approval, it is our policy that, except for anti-dilution and transaction-specific adjustments provided by the 2014 Plans and the 2023 Plan in connection with corporate transactions, the exercise or base price of common shares for any outstanding option or SAR granted under the 2014 Plans and 2023 Plan will not be decreased after the date of grant nor will an outstanding option or SAR granted under the 2014 Plans and 2023 Plan be surrendered to our company as consideration for the grant of a new option or SAR with a lower exercise or base price, cash or a new award unless there is prior approval by our shareholders.

The following table sets forth information as of December 31, 2023 with respect to our common shares that are authorized for issuance under our equity incentive plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
Liberty Global 2023 Incentive Plan (3):
Total common shares available for issuance			40,245,318
Liberty Global Class A common shares	37,018	$19.03
Liberty Global Class C common shares	74,036	$20.13
Liberty Global 2014 Incentive Plan (4):
Liberty Global Class A common shares	24,754,389	$26.22
Liberty Global Class C common shares	56,013,129	$25.53
Liberty Global 2014 Non-employee Director Incentive Plan (4):
Liberty Global Class A common shares	622,177	$28.87
Liberty Global Class C common shares	2,704,039	$24.79
VM Incentive Plan (5):
Liberty Global Class A common shares	—	$—
Liberty Global Class C common shares	4,127	$24.18
Equity compensation plans not approved by security holders:
None	—		—

Totals:
Total common shares available for issuance			40,245,318

Liberty Global Class A common shares	25,413,584

Liberty Global Class C common shares	58,795,331

(1)

This table includes (i) SARs and PSARs with respect to 21,453,431 and 3,337,976 Liberty Global Class A common shares, respectively, and 49,552,860 and 6,534,305 Liberty Global Class C common shares, respectively. Upon exercise, the appreciation of a SAR, which is the difference between the base price of the SAR and the then-market value of the respective underlying class of common shares or in certain cases, if lower, a specified price, may be paid in shares of the applicable class of common shares. Based upon the respective market prices of Liberty Global Class A and Class C common shares at December 31, 2023 and excluding any related tax effects, 312,707 and 1,200,892 Liberty Global Class A and Liberty Global Class C common shares, respectively, would have been issued if all outstanding and in-the-money SARs had been exercised on December 31, 2023. For further information, see note 15 to our consolidated financial statements.

(2)

In addition to the option, SAR and PSAR information included in this table, there are outstanding RSU and PSU awards under the various incentive plans with respect to an aggregate of 2,905,627 and 6,232,097, Liberty Global Class A and Liberty Global Class C common shares, respectively.

(3)

The Liberty Global 2023 Incentive Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C common shares subject to a single aggregate limit of 43,284,342 common shares, which represents the number of shares reserved for issuance under the 2014 Plans that remain available for grant under the 2014 Plans immediately prior to the 2023 AGM, plus the number of shares subject to outstanding Awards under the 2014 Plans that become available for issuance under the 2023 Plan. As of December 31, 2023, an aggregate of 40,245,318 common shares were available for issuance pursuant to the 2023 Plan. For further information, see note 15 to our consolidated financial statements.

(4)

On June 14, 2023, our shareholders approved the Liberty Global 2023 Incentive Plan and, accordingly, no further awards will be granted under the Liberty Global 2014 Incentive Plan or the Liberty Global 2014 Non-employee Director Incentive Plan.

(5)

On January 30, 2014, our shareholders approved the 2014 Incentive Plans and, accordingly, no further awards were granted under the VM Incentive Plan. The outstanding options under the VM Incentive Plan expired on January 1, 2024.

PROPOSAL 1—THE DIRECTOR ELECTION PROPOSAL

The Board

Our board of directors currently consists of 11 directors, divided among three classes. Directors in each class serve staggered three-year terms. Our Class II directors, whose term will expire at the AGM, are Michael T. Fries, John C. Malone, Paul A. Gould and Larry Romrell. These directors are nominated for re-election to our board to continue to serve as Class II directors, and we have been informed that each of them is willing to serve as a director of our company. The term of the Class II directors who are elected at the AGM will expire at the annual general meeting of our shareholders in the year 2027. Our Class III directors, whose term will expire at the annual general meeting of our shareholders in the year 2025, are Andrew J. Cole, Marisa D. Drew, Richard R. Green and Daniel E. Sanchez. Our Class I directors, whose term will expire at the annual general meeting of our shareholders in the year 2026 are Miranda Curtis CMG, J David Wargo and Anthony G. Werner.

If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, a substitute nominee may be designated by our board of directors.

The following lists the four nominees for election as directors at the AGM and the seven directors of our company whose term of office will continue after the AGM, including the age of each person, the positions with our company or principal occupation of each person, individual skills and experiences, certain other directorships held and the year each person became a director of our company. The number of our common shares beneficially owned by each director, as of March 21, 2024, is set forth in this proxy statement under the caption Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management. As indicated in the biographies, our board believes the skills and experiences of each of our nominees, as well as our other directors, qualify them to serve as one of our directors.

Vote and Recommendation

A majority of the combined voting power of the voting shares present in person or represented by proxy at the AGM and entitled to vote on the election of directors at the AGM, voting together as a single class, is required to elect Messrs. Fries, Malone, Gould and Romrell as Class II members of our board of directors.

Our board of directors recommends a vote “FOR” the election of each nominee to our board of directors.

Nominees for Election of Directors

Directors Whose Term Expires in 2024

Name & Positions	Experience

John C. Malone

Chairman

Age: 83

Director since: June 2005

(Chairman since 2013)

Public Company Directorships:

Liberty Media Corporation

(Since 2010; Chairman since August 2011)

Qurate Retail, Inc. (since 1994; Chair 1994 to March 2018)

Warner Bros. Discovery, Inc. (including its predecessor entities) (since September 2008)

Liberty Broadband Corporation (Chairman since November 2014)

Liberty Expedia Holdings, Inc. (Chairman November 2016 to July 2019)

GCI Liberty Inc. (Chair from March 2018 to December 2020)

Liberty Latin America Ltd. (from December 2017 to December 2019)

Charter Communications, Inc. (Director Emeritus since July 2018)

Other Positions:

CableLabs®
(Chairman Emeritus)

The Cable Center (honorary board member)

Mr. Malone is an experienced business executive, having served as the chief executive officer of TeleCommunications Inc (TCI) for over 25 years until its acquisition by AT&T Corporation in 1999. During that period, he successfully led TCI as it grew through acquisitions and construction into the largest multiple cable system operator in the U.S., invested in and nurtured the development of unique cable television programming, including the Discovery Channel, QVC and Starz/Encore, expanded through joint ventures into international cable operations in the U.K. (Telewest Communications plc), Japan (Jupiter Telecommunications Co. Ltd. (J:COM)) and other countries, and invested in new technologies, including high-speed internet, alternative telephony providers, wireless personal communications services and direct-to-home satellite.

Mr. Malone is considered worldwide to be one of the preeminent figures in the telecommunications and media industries. Mr. Malone’s proven business acumen as a long-time chief executive of large, complex organizations and his extensive knowledge and experience in the cable television, telecommunications, media and programming industries are a valuable resource to our board in evaluating the challenges and opportunities of our global business and our strategic planning and strengthen our board’s collective qualifications, skills and attributes.

Michael T. Fries Vice Chairman Age: 61 Director since: June 2005 Public Company Directorships: Lions Gate Entertainment Corp. (since November 2015) Grupo Televisa S.A.B. (since April 2015)	Mr. Fries has over 30 years of experience in the cable and media industry. He is the Chief Executive Officer and President of Liberty Global, a position he has held since 2005, and is the Vice Chairman of the Liberty Global board. As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen the company’s growth into a world leader in converged broadband, video and mobile communications. With approximately 31,000 employees across our consolidated and joint venture companies, 85 million broadband, video and mobile retail and wholesale connections and more than $7 billion in consolidated revenue and more than $18 billion of revenue generated by the company’s Virgin Media – O2 and VodafoneZiggo joint

Name & Positions	Experience

Liberty Latin America Ltd. (Chairman since December 2017)

Sunrise Communications Group AG (from November 2020 to April 2021), subsidiary of the Company

Other Positions:

Cablelabs® - Board member

World Economic Forum—Digital Communications Governor & Steering Committee member

The Paley Center for Media—Trustee & Finance Committee member ventures, Liberty Global is dedicated to building Tomorrow’s Connections Today by investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Additionally, Liberty Global’s investment arm includes a portfolio of more than 75 companies and funds across content, technology and infrastructure, including strategic stakes in companies like ITV, Televisa Univision, Plume, AtlasEdge and the Formula E racing series. Mr. Fries also serves as the Executive Chairman of Liberty Latin America Ltd., a leading communications company with operations in Puerto Rico, the Caribbean and other parts of Latin America.

Throughout his career, Mr. Fries has received several recognitions, including induction into the Cable Hall of Fame and the Broadcasting & Cable Hall of Fame, Entrepreneur of the Year in Media, Entertainment and Communications (Ernst & Young) and Industry Leader of the Year (Digital TV Europe).

Mr. Fries’ significant executive experience in building and managing converged video, broadband, mobile and entertainment platforms, in-depth knowledge of all aspects of our current global business and responsibility for setting the strategic, financial and operational direction for our company contribute an insider’s perspective to our board’s consideration of the strategic, operational and financial challenges and opportunities of our business and strengthen our board’s collective qualifications, skills and attributes.

Paul A. Gould

Age: 78

Director since: June 2005

Public Company Directorships:

Warner Bros. Discovery, Inc.(including its predecessor entities) (since September 2008)

Liberty Latin America Ltd. (since December 2017)

Ampco-Pittsburgh Corp. (March 2002 to May 2018)

Other Positions:

O3B Networks Ltd. (October 2007 to August 2016)

International Monetary Fund (Advisory Committee)

Mr. Gould has over 40 years of experience in the investment banking industry. He is a managing director of Allen & Company, LLC, a position that he has held for over eight years, and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, he has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972. In 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices.

Mr. Gould’s extensive background in investment banking and as a public company board member and his particular knowledge and experience as a financial advisor for mergers and acquisitions and in accounting, finance and capital markets contribute to our board’s evaluation of acquisition, divestiture and financing opportunities and strategies and consideration of our capital structure, budgets and business plans, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Larry E. Romrell

Age: 84

Director since: June 2005

Public Company Directorships:

Liberty Media Corporation (since September 2011)

Qurate Retail, Inc.
(since December 2011)

Liberty TripAdvisor Holdings, Inc.
(since August 2014)

Mr. Romrell has over 30 years of experience in the telecommunications industry. He was an executive vice president of TCI from January 1994 to March 1999, when it was acquired by AT&T Corporation, and a senior vice president of TCI from 1991 to 1994. Prior to becoming an executive officer at TCI, Mr. Romrell held various executive positions at WestMarc Communications, Inc. for almost 20 years.

Mr. Romrell’s extensive business background and his particular knowledge and experience in telecommunications technology and board practices of other public companies contribute to our board’s consideration of operational and technological developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2025

Name & Positions	Experience

Andrew J. Cole

Age: 57

Director since: June 2013

Other Positions:

Arundel Capital (director)

Glow Financial Services (executive chairman)

GB News Ltd (non-executive director)

My Views Media Inc (director)

Digital Audience Data Ltd (director)

Mr. Cole is the Executive Chairman of Glow Services Corp., a private U.S. company, founded in July 2014. Glow Services Corp. is technology company offering FinTech, InsuTech and GreenTech platforms to carriers, retailers and OEMs. Its core business is primarily handset and home device financing and insurance services. Until July 2014, he was the chief executive director of the European division of Asurion Corp., a private entity. He assumed that role in May 2009, after serving as chief marketing officer and senior vice president at Asurion Corp. from April 2007. Asurion Corp. was the world’s largest technology protection company. Mr. Cole has over 25 years of experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector. He has consulted with Verizon, Sprint, AT&T, BT, Warner Music, Disney, Google and with Steve Jobs on the iPhone® in 2005-2006 when he was president of CSMG Adventis, a strategic consultancy firm that focused on the telecommunications media and entertainment markets, from October 2005 to April 2007.

Mr. Cole’s extensive background in the telecommunication and media industry and his particular knowledge and experience in the mobile sector as well as his expertise in marketing and strategy contributes to our board’s evaluation of our mobile business and acquisition and divestiture opportunities and strategies and our capital structure and strengthens our board’s collective qualifications, skills and attributes.

Marisa D. Drew

Age 59

Director since: March 2022

Public Company Directorships:

Sunrise Communications Group AG (from November 2020 to April 2021), subsidiary of the company

Other Positions:

City of London Corporation (non-executive director)

FCA Markets Practitioners Panel (member)

Aspen Institute UK (advisory board member)

Milken Institute Center for Strategic Philanthropy (advisory board member)

UN High Level Working Group for Humanitarian Aid (co-chair) and UN Oceans Panel (advisory panel)

The Wharton School (EMEA advisory board member)

Room-to-Read (EMEA advisory board member)

Ms. Drew has over 35 years of experience in the investment banking industry. She is currently the Chief Sustainability Officer at Standard Charter Bank. Prior to this role, she was the Chief Sustainability Officer and co-head of the investment banking and capital markets group for Europe, the Middle East and Asia at Credit Suisse. She has also held the position of Global Co-Head of Global Markets Solutions Group at Credit Suisse. Prior to joining Credit Suisse, Ms. Drew worked for Merrill Lynch, where she helped to form its European Leveraged Finance Group. Ms. Drew has been routinely recognized as one of the most influential and powerful women in the European financial industry.

Ms. Drew’s extensive experience in investment banking, financings and capital markets, along with her work in the realm of sustainability, contribute to our board’s evaluation of leveraging the company’s assets, acquisitions, divestitures and mergers, as well as the social and environmental considerations of the company’s actions and transactions.

Name & Positions	Experience

Richard R. Green

Age: 86

Director since: December 2008

Public Company Directorships:

Shaw Communications Inc. (from July 2010 to April 2023)

Liberty Broadband Corporation (since November 2014)

GCI Liberty Inc. (from March 2018 to December 2020)

Other Positions:

The Cable Center (honorary board member)

Federal Communications Commission’s Technical Advisory Council (member)

Space Science Institute (director)

Jones/NCTI, Inc. (director)

Society of Motion Pictures and Television Engineers (fellow)

Center for Medical Interoperability (director)

For over 20 years, Mr. Green served as president and chief executive officer of Cable Television Laboratories, Inc., a non-profit cable television industry research and development consortium (CableLabs®) before retiring in December 2009. While at CableLabs®, Mr. Green oversaw the development of DOCSIS technology, the establishment of common specifications for digital voice and the deployment of interactive television, among other technologies for the cable industry. Prior to joining CableLabs®, he was a senior vice president at PBS (1984 – 1988), where he was instrumental in establishing PBS as a leader in high-definition television and digital audio transmission technology, and served as a director of CBS’ Advanced Television Technology Laboratory (1980 – 1983), where he managed and produced the first high-definition television programs in December 1981, among other accomplishments. Mr. Green is the author of over 55 technical papers on a variety of topics. Mr. Green was previously a professor and the director of the Center for Technology Innovation at the University of Denver.

Mr. Green’s extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services contribute to our board’s evaluation of technological initiatives and challenges and strengthen our board’s collective qualifications, skills and attributes.

Daniel E. Sanchez

Age: 61

Director since: March 2022

Public Company Directorships:

Lions Gate Entertainment Corp (from December 2016 to May 2021)

Discovery, Inc. (from May 2017 to April 2022)

Liberty Latin America Ltd. (since December 2019)

Starz (from January 2013 until December 2016)

Other Positions:

MediaBloq (advisory board member)

MM Blockchain Advisory Services (advisory board member)

Mr. Sanchez engaged in the private practice of law for over three decades, representing individual and business clients in a variety of non-litigation areas. Mr. Sanchez retired from the practice of law in 2020. Mr. Sanchez is the nephew of our chairman, John C. Malone. He is a member of the Development Committee of the Smithsonian Museum of the American Latino and is active in Latinos for Education.

Mr. Sanchez’ extensive legal and investing background and knowledge, his specific business experience in media and telecommunications, along with his numerous directorship appointments on public company boards in the telecommunications industry, contribute to our board’s understanding of the potential strategic and operational challenges that we face as well as any opportunities that the company may want to avail itself of and strengthens our board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2026

Name & Positions	Experience

Miranda Curtis CMG

Age: 68

Director since: June 2010

Public Company Directorships:

Sunrise Communications

Group AG (from November 2020 to April 2021), subsidiary of the Company

Liberty Latin America Ltd. (since December 2017)

Other Positions:

Institute for Government U.K. (trustee & governor)

Garsington Opera (chair)

Ms. Curtis has over 30 years of experience in the international media and telecommunications industry, starting with the international distribution of programming for the BBC before moving to the cable industry. Her most recent positions were as an executive officer of our predecessor LGI and its predecessor where she served as President of Liberty Media International Inc. and, subsequently, as President of Liberty Global Japan. In these positions, she oversaw cable and programming investments in Europe and Asia. In particular, she was responsible for the negotiation, oversight and management of a joint venture with Sumitomo Corporation that led to the formation of J:COM, the largest multiple cable system operator in Japan, and Jupiter TV Co., Ltd., a leading provider of content services to the Japanese cable and satellite industries, as well as other content ventures in Europe and Asia. In early 2010, Ms. Curtis retired from her officer positions with our company following the sale of substantially all of our investments in Japan.

Throughout her career, Ms. Curtis has received several recognitions, including being appointed as a Companion of the Most Distinguished Order of Saint Michael and Saint George (CMG) in The Queen’s 2020 Birthday Honours List, in recognition of her service to gender equality globally.

Ms. Curtis’ significant business and executive background in the media and telecommunication industries and her particular knowledge of, and experience with all aspects of international cable television operations and content distribution contribute to our board’s consideration of operational developments and strategies and strengthen our board’s collective qualifications, skills and attributes.

J David Wargo

Age: 70

Director since: June 2005

Public Company Directorships:

Strategic Education, Inc. (from March 2001 to April 2019)

Discovery, Inc. (from September 2008 to April 2022)

Liberty TripAdvisor Holdings, Inc. (since August 2014)

Liberty Broadband Corporation (since March 2015)

Vobile Holdings Ltd. (since January 2018)

Mr. Wargo has over 40 years of experience in investment research, analysis and management. He is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founding member of Peters Creek Entertainment LLC, Asia Vision LLC and New Mountain Capital, LLC from 2000 to 2008.

Mr. Wargo’s extensive background in investment analysis and management and as a public company board member and his particular knowledge of, and experience with, finance and capital markets contribute to our board’s consideration of our capital structure and evaluation of investment and financial opportunities and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience

Anthony G. Werner Age: 67 Director since: June 2023 Other Positions: Plume Design, Inc. (director) Vantiva SA (director)

Mr. Werner has over 40 years of engineering and technical management experience. Until December 2022, Mr. Werner served as a Senior Technology Advisor of Comcast Corporation. He assumed that role in March 2021 after serving as the President Technology, Product and Customer Experience at Comcast Corporation from March 2016 to March 2021 and Chief Technology Officer of Comcast Corporation from January 2007 to March 2016. Prior to joining Comcast Corporation in January 2007, Mr. Werner served as Senior Vice President and Chief Technology Officer for Liberty Global from July 2001 to January 2007, where he led Liberty Global’s global strategy for video, voice and data services.

Mr. Werner’s extensive background in technology, products and customer choice and his particular knowledge of, and experience with, artificial intelligence, digitalization, cloud and cybersecurity provides strength to our board’s collective qualifications, skills and attributes.

PROPOSAL 2—THE AUDITOR RATIFICATION PROPOSAL

As provided in its charter, the audit committee selects our independent auditor, approves in advance all auditing and permissible non-auditing services to be performed by our independent auditor and reviews the scope of our annual audit. The audit committee has evaluated the performance of KPMG LLP and has selected it as our independent auditor for the fiscal year ending December 31, 2024. We are asking our shareholders to ratify our appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Even if the selection of KPMG LLP is ratified, the audit committee of our board in its discretion may direct the appointment of a different U.S. independent accounting firm at any time during the year if our audit committee determines to make such a change. In the event our shareholders fail to ratify the selection of KPMG LLP, our audit committee will consider whether to select other auditors for the year ending December 31, 2024.

A representative of KPMG LLP is expected to be present in person or by telephone at the AGM, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote and Recommendation

The affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding common shares that are present in person or represented by proxy at the AGM, and entitled to vote on the subject matter, voting together as a single class, is required to approve the auditor ratification proposal.

Our board of directors recommends a vote “FOR” the auditor ratification proposal.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates during the indicated periods for the audit of our consolidated financial statements and the separate financial statements of certain of our subsidiaries and for other services rendered by KPMG LLP and its international affiliates.

Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the applicable year.

	Year ended December 31,
	2023	2022
	in thousands
Audit fees (1)	$10,117	$8,495
Audit related fees (2)	150	—

Audit and audit related fees	$10,267	$8,495

(1)

Audit fees include fees for the audit and quarterly reviews of our 2023 and 2022 consolidated financial statements, audit of internal controls over financial reporting, statutory audits, audits required by covenants and fees billed in the respective periods for professional consultations with respect to accounting issues, offering memoranda, registration statement filings and issuances of consent.

(2)	Audit-related fees for 2023 include fees for audit services performed in connection with certain agreed upon procedures with respect to the company’s Swiss and Belgian subsidiaries.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such services is incompatible with KPMG LLP maintaining its independence. Our audit committee approved the provision of all the services described in the table above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our audit committee adopted a policy regarding the pre-approval of all audit and certain permissible audit-related and non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has pre-approved the engagement of our independent auditor to provide:

•

audit services as specified in the policy, including (a) financial statement audits for us required by statute or regulatory authority, excluding the audit of our annual financial statements, (b) financial statement audits of our subsidiaries required by statute or regulatory authority, (c) services associated with registration statements, periodic reports and other documents filed with the SEC, such as consents, comfort letters and responses to comment letters, (d) attestations required by statute or regulatory authority and (e) consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit services” under the SEC rules promulgated pursuant to the Exchange Act);

•

audit-related services as specified in the policy, including (a) due diligence services relating to potential business acquisitions and dispositions, (b) financial statement audits of employee benefit plans, (c) consultations with management with respect to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit-related services” and not “audit services” under the SEC rules promulgated pursuant to the Exchange Act), (d) attestation services not required by statute or regulation, (e) closing balance sheet audits pertaining to dispositions, (f) assistance with implementation of the requirements of SEC, International Accounting Standards Board or Public Company Accounting Oversight Board rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, (g) services associated with offering memoranda and other documents filed with, or required by, applicable regulators, such as consents, comfort letters and responses to comment letters, (h) internal control reviews and assistance with internal control reporting requirements and (i) financial statement audits of our subsidiaries and affiliates not required by statute or regulatory authority but required by contract or other internal reasons;

•

tax services as specified in the policy, including (a) planning, advice and compliance services in connection with the preparation and filing of U.S. federal, state, local or international taxes, (b) review or preparation of U.S. federal, state, local and international income, franchise and other tax returns, (c) assistance with tax audits and appeals before the IRS or similar local and foreign bodies, (d) tax advice regarding statutory, regulatory or administrative developments, (e) expatriate tax assistance and compliance, (f) mergers and acquisitions tax due diligence assistance and (g) tax advice and assistance regarding structuring of mergers and acquisitions; and

•	non-audit services as specified in the policy, currently limited to assistance with environmental and sustainability reporting.

Notwithstanding the foregoing general pre-approval, our audit committee approval is specifically required for (1) any individual project involving the provision of pre-approved audit and audit-related services that is expected to result in fees in excess of $150,000 and (2) any individual projects involving any other pre-approved service described above that is expected to result in fees in excess of $75,000. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $200,000. At each audit committee meeting, the chairman’s approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act. All services provided by our independent auditor during 2023 were approved in accordance with the terms of the policy in place.

Audit Committee Report

The audit committee reviews Liberty Global’s financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Liberty Global’s independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of Liberty Global’s audited consolidated financial statements with accounting principles generally accepted in the U.S. (GAAP) and on the effectiveness of Liberty Global’s internal control over financial reporting.

The audit committee has reviewed and discussed with management and KPMG LLP, Liberty Global’s most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of Liberty Global’s internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of Liberty Global’s internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board that relate to the auditors’ communications with the audit committee concerning independence from Liberty Global and its subsidiaries and has discussed with Liberty Global’s independent auditors their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to Liberty Global’s board of directors that the audited financial statements be included in Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 15, 2024 and amended on Form 10-K/A on March 26, 2024.

Submitted by the Members of the Audit Committee:

Miranda Curtis CMG
Paul A. Gould (chairman)
J David Wargo
Anthony G. Werner

CERTAIN TRANSACTIONS

Under our corporate governance guidelines, if a director has an actual or potential conflict of interest (which includes being a party to a proposed related party transaction), the director must promptly inform our CEO and the chair of our audit committee or the chair of our nominating and corporate governance committee if the chair of the audit committee is the conflicted director. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. Also, under our corporate governance guidelines, an independent committee of our board will resolve any conflict of interest issue involving a director, our CEO or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee charged by our corporate governance guidelines with this duty. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee charged by our corporate governance guidelines with this duty. Our bye-laws include additional requirements of our directors in the context of a Covered Transaction with a party deemed to be a Controlled Acquiror (each, as defined in our bye-laws) in order to approve such a transaction, which requirements includes the formation of an independent committee to evaluate and negotiate such transaction.

Certain Relationships

Charitable Foundation

In 2023, we and certain of our other subsidiaries contributed an aggregate of £796,672 ($990,639 based on the 2023 average exchange rate) in cash to Street Child U.K., an independent educational charity organized in accordance with the non-profit laws of England. Street Child U.K. partners with local organizations and communities to increase education, child protection and livelihood support to address the social, economic and structural issues that underpin today’s education and poverty crisis. The purpose of Street Child U.K. is to ensure that children living in low resource environments and emergencies are safe, in school and learning. As of December 31, 2023, four employees of our company, including Andrea Salvato, one of our named executive officers, are trustees of Street Child U.K. The trustees do not receive any compensation for their involvement with any of the charities described above. As part of our charitable giving program, we are supportive of the goals and objectives of Street Child U.K.

SHAREHOLDER PROPOSALS

We currently expect that our 2025 AGM will be held during the second quarter of 2025 in Hamilton, Bermuda. Shareholders, who, in accordance with Rule 14a-8 under the Exchange Act, wish to present a resolution for inclusion in the proxy materials for the 2025 annual general meeting, must submit their resolution in writing to our Corporate Secretary, and the resolution must be received at our executive offices at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, by the close of business on December 13, 2024. In accordance with our bye-laws, shareholders who wish to nominate a candidate as a director or bring a resolution not pursuant to Rule 14a-8 before the 2025 AGM must submit their written notice of the matter to our executive offices at the foregoing address on or following January 22, 2025, and before the close of business on February 21, 2025, or such later date as may be determined and announced in connection with the actual scheduling of the 2025 AGM.

All shareholder resolutions for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our bye-laws and the laws of Bermuda.

ADDITIONAL INFORMATION

We file periodic reports, proxy materials and other information with the SEC. You may also inspect such filings on the internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertyglobal.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement). If you would like to receive a copy of our 2023 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Global Ltd. 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, United States, Tel. No. +1 (303) 220-6600, and we will provide you with the 2023 Form 10-K, without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 7:00 am Atlantic Time (6:00 am Eastern Time), on May 21, 2024.
Online
Go to www.envisionreports.com/LGIP or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LGIP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:
01 - Michael T. Fries 04 - Larry Romrell	02 - John C. Malone	03 - Paul A. Gould

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	A proposal to ratify the selection of KPMG LLP as Liberty Global’s independent auditor for the year ending December 31, 2024.	☐	☐	☐	Any other business that properly comes before the meeting.

B	Materials Election

The rules of the U.S. Securities and Exchange Commission permit companies to send you a notice that proxy and other information is available on the internet instead of mailing you a set of the materials. Check the box to the right if you consent to receiving such proxy and other materials via the internet.

☐

C	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

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Online
Go to www.envisionreports.com/LGIP or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 7:00 am Atlantic time (6:00 am Eastern Time) on May 21, 2024.

Important Notice Regarding the Availability of Proxy Materials for the

Liberty Global Ltd. Shareholder Meeting to be Held on May 21, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/LGIP.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by www.envisionreports.com/LGIP by May 6, 2024.

2 N O T	C O Y

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